THIS LEASE AGREEMENT, dated as of December 1, 2000, is between the COUNTY OF OF PUTNAM INDUSTRIAL DEVELOPMENT AGENCY (Putnam County, New York), a public benefit corporation of the State of New York having its office at 34 Gleneida Avenue, Carmel, New York 10512 (the "Issuer"), and DYNACEPT CORPORATION, a corporation duly organized and validly existing under the laws of the State of Michigan having an office at 2 International Boulevard, Southeast, New York 10509-2344 (the "Institution").

                                  RECITALS

Title I of Article 18-A of the General Municipal Law of the State of New York was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York;

The aforesaid Act authorizes the creation of industrial development agencies for the Public Purposes of the State and empowers said agency, among other things, to acquire, construct, reconstruct, improve, maintain, equip and furnish industrial, manufacturing, warehousing, commercial, research and recreation facilities in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their prosperity and standard of living;

The aforesaid Act further authorizes each such agency to lease or sell any or all of its facilities at such rentals or such sale prices and on such other terms and conditions as it deems advisable, to issue its bonds for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal, Purchase Price, Sinking Fund Installments, and redemption price of, and interest on, any such bonds so issued and any agreements made in connection therewith, to mortgage any or all of its facilities or to create security interests therein and to assign and pledge the revenues and receipts from the leasing or sale of its facilities;

Pursuant to and in accordance with the provisions of the aforesaid Act, the the Issuer was created and is empowered under the Act to undertake the providing, constructing, improving, and financing of the Facility defined below;

The Institution has requested that the Issuer issue its Variable Rate Demand Revenue Bonds, Series 2000 (Dynacept Corporation Project) (the "Bonds") under
Section 141 of the Internal Revenue Code of 1986, as amended (the "Code") in an aggregate principal amount not to exceed $4,500,000 for the purposes of (a) the acquisition of land and a building, the renovation of a building thereon and the installation of certain equipment for the Institution's (i) production of concept and prototype models, (ii) production of tooling and metal molds for the manufacture of plastic parts, and (iii) production of plastic components and assemblies, all to be used for commercial purposes; and (b) the payment of certain incidental expenses, including costs of insurance, incurred in connection therewith; and (c) granting of certain other financial assistance available pursuant to Sections 854(17) and 874 of the N.Y. General Municipal Law, as amended, including but not limited to, real property, mortgage recording and sales tax exemptions;

The Bonds will be issued pursuant to an Indenture of Trust, dated as of December 1, 2000 (the "Indenture"), by and between the Issuer and Michigan National Bank as trustee in such capacity (the "Trustee");

The Institution and National City Bank of Michigan/Illinois (in such capacity the "LOC Bank") have entered into a Reimbursement Agreement of even date herewith (the "Reimbursement Agreement") pursuant to which the LOC Bank has issued its irrevocable direct pay letter of credit (the "Letter of Credit") in favor of the Trustee for the benefit of holders of the Bonds to secure the payment of the principal, Purchase Price or Redemption Price of, Sinking Fund Installments of and interest on the Bonds;

Concurrently with the execution hereof and to further secure the Bonds, the Issuer has executed an Assignment in favor of the Trustee of substantially all of its rights under this Lease Agreement (other than Unassigned Rights);

The Institution has entered into a Bargain and Sale Deed, dated
December 28, 2000 (the "Deed of Trust"), providing for the conveyance of certain real property more particularly described in Exhibit A attached hereto, and the improvements thereon, from the Institution to the Issuer, on which real property the Facility is located;

The Institution has agreed with the Issuer, on behalf of the Issuer and as the Issuer's agent, to construct, improve and install the Facility;

The Issuer proposes to lease the Facility to the Institution, and the Institution desires to lease the Facility from the Issuer, upon the terms and conditions set forth in this Lease Agreement.

                                 AGREEMENT

For and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto do hereby mutually agree as follows:

                                 ARTICLE I

                                DEFINITIONS

Section 1.1 Definitions. All capitalized terms used in this Lease Agreement and not otherwise defined have the meanings assigned thereto in the Schedule of Definitions attached as Schedule A to the Indenture which are incorporated herein and made a part hereof by reference.

Section 1.2 Indenture to Control. Notwithstanding anything to the contrary herein, in the event of a conflict in terms between this Lease Agreement and the Indenture, the terms set forth in the Indenture shall govern such provision.


                                  ARTICLE II

                         REPRESENTATIONS AND COVENANTS

Section 1.3 Representations and Covenants of Issuer. The Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

     (1) The Issuer is duly established and validly existing under the provisions of the Act and has full legal right, power and authority to execute, deliver and perform each of the Issuer Documents and the other documents contemplated thereby. Each of the Issuer Documents and the other documents contemplated thereby have been duly authorized, executed and delivered by the Issuer.

     (2) To finance certain of the Costs of the Facility, the Issuer will issue the Bonds in the aggregate principal amount of $4,500,000. The Bonds will be issued, mature, bear interest, be redeemable and have other terms and provisions as provided for in the Indenture.

     (3) By resolution adopted on November 28, 2000 the Issuer determined that, based upon the review by the Issuer of the materials submitted and the representations made by the Institution relating to the Facility, the construction, improvement, installation and financing of the Facility would not have a "significant impact" or "significant effect" on the environment within the meaning of Article 8 of the Environmental Conservation Law of the State of New York ("SEQRA") and the regulations of the Department of Environmental Conservation of the State of New York thereunder (the "DEC Regulations").

     (4) Neither the execution and delivery of any of the Issuer Documents and the other documents contemplated thereby or the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions of any of the Issuer Documents and the other documents contemplated thereby, will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of the Act, or of the Issuer's Certificate of Establishment or By-laws, as amended, or of any corporate restriction or any agreement or instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Issuer under the terms of the Act or any such Certificate of Establishment, By-laws, restriction, agreement or instrument, except for Permitted Encumbrances.

     (5) Each of the Issuer Documents and the other documents contemplated thereby constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

Section 1.4 Representations and Covenants of Institution. The Institution makes the following representations and covenants as the basis for the under-takings on its part herein contained:

     (1) The Institution is a corporation duly organized and validly existing under the laws of the State of Michigan, is in good standing under the laws of the State of Michigan and duly authorized to conduct business under the laws of the State of New York, and has full legal right, power and authority to execute, deliver and perform each of the Institution Documents and the other documents contemplated thereby. The Institution shall, throughout the term of this Lease, maintain its status as a authorized foreign corporation or domestic corporation under the Business Corporation Laws of the State of New York. Each of the Institution Documents and the other documents contemplated thereby has been duly authorized, executed and delivered by the Institution.

     (2) The Institution will cause the Facility to be constructed, improved and installed and will lease the Facility from the Issuer pursuant to this Lease Agreement, all for the Public Purposes of the State.

     (3) Neither the execution and delivery of any of the Institution Documents and the other documents contemplated thereby or the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions of any of the Institution Documents and the other documents contemplated thereby, will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or ordinance of the State or any political subdivision thereof or of the Institution's Certificate of Incorporation or By-Laws, as amended, or any corporate restriction or any agreement or instrument to which the Institution is a party or by which it is bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Institution under the terms of any such law, ordinance, Certificate of Incorporation or By-Laws, as as amended, restriction, agreement or instrument, except for Permitted Encumbrances.

     (4) The Facility and the design, construction, improvement, installation and operation thereof will conform with all applicable zoning, planning, building and environmental laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Facility, including, but not limited to, that such Facility and the design, construction, improvement, installation and operation will not have a "significant impact" or "significant effect" on the environment within the meaning of SEQRA and/or DEC Regulations.

     (5) The Institution shall perform or cause to be performed for and on behalf of the Issuer each and every obligation of the Issuer under and pursuant to the Indenture.

     (6) Each of the Institution Documents and the other documents contemplated thereby constitutes a legal, valid and binding obligation of the Institution enforceable against the Institution in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except as limited by general equitable principles.

     (7) The Facility will be operated throughout the Lease Term as a"project", as such term is defined in the Act, as of the date hereof.

     (8) The Institution agrees that neither it (nor any related party to the Institution as defined in Treas. Reg. Section 1.150-1(b)) will purchase any of the Bonds in an amount related to the obligation represented by this Lease Agreement.

Section 1.5 Covenant with Owners. The Issuer and the Institution agree that this Lease Agreement has been executed in part to induce the purchase by others of the Bonds. Accordingly, all covenants and agreements on the part of the Issuer and the Institution set forth in this Lease Agreement are hereby declared to be for the benefit of the Owners from time to time of the Bonds.

Section 1.6 Covenant with Trustee, Bondholders and LOC Bank. The Issuer and the Institution agree that this Lease Agreement is executed in part to induce the purchase of the Bonds and to induce the LOC Bank to issue the Letter of Credit. Accordingly, all representations, covenants and agreements on the part of the Issuer and the Institution set forth in this Lease Agreement are hereby declared to be for the benefit of the Trustee, the Holders from time to time of the Bonds and the LOC Bank.

Section 1.7 Special Covenants of the Institution. In addition to the covenants relating to the reimbursement of the LOC Bank for drawings under the Letter of Credit and to the payment of interest, fees and other amounts owing to the LOC Bank, the Institution covenants and agrees, so long as no event described in
Section 7.10 in the Indenture has occurred and is continuing, to:

     (1) not incur long-term indebtedness or short-term indebtedness without the prior written consent of the LOC Bank other than Permitted Indebtedness as defined in the Letter of Credit and Reimbursement Agreement.

     (2) not sell, lease or otherwise transfer any of its material Property;

     (3) furnish current unaudited financial statements to the LOC Bank and audited financial information annually in a form and in a manner satisfactory to the LOC Bank within sixty (60) days following the end of each quarter and 120 days following the end of each annual period as the case may be; and

     (4) maintain commercial insurance policies protecting the interests of the Issuer, the Trustee and the LOC Bank, including without limitation, hazard, liability, builder's risk insurance, and loss of use coverage (from and after occupancy) on the Project from companies, in amounts, and in form and substance satisfactory to the LOC Bank which shall be equivalent to insurance customarily provided by institutions of like size and type and for projects of like size and type.

Section 1.8 Relationship of LOC Bank and Institution. The LOC Bank does not control, either directly or indirectly through one or more intermediaries, the Institution. Likewise, the Institution does not control, either directly or indirectly, through one or more intermediaries, the LOC Bank. "Control" for this purpose has the meaning given to such term in Section 2(a)(9) of the Investment Company Act of 1940, as amended and as interpreted by the Securities and Exchange Commission. (Under Section 2(a)(9), "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Any Person who does not own more than 25% of the voting securities of any company shall be presumed not to control such company.) The Institution will provide written notice to the Trustee and the Remarketing Agent 30 days prior to consummation of any trans-action that would result in the Institution controlling or being controlled by the LOC Bank. The Institution acknowledges that nothing in the foregoing shall interfere with or affect the LOC Bank's right to enforce any remedies under, or take possession of any collateral given by the Institution in connection with, the Reimbursement Agreement.


                                    ARTICLE III

                      FACILITY SITE AND ADDITIONAL PAYMENTS


Section 1.9 Lease of the Facility. The Issuer hereby leases to the Institution and the Institution hereby leases from the Issuer, the Facility, all for and during the term herein provided and upon and subject to the terms and conditions herein set forth. The Institution shall at all times during the term of this Lease Agreement occupy, use and operate the Facility, or cause the Facility to be occupied, used and operated, for the general purposes specified in the recitals to this Lease Agreement. The Institution shall not occupy, use or operate the Facility or allow the Facility or any part thereof to be occupied, used or operated for any unlawful purpose or in violation of any certificate of occupancy affecting the Facility in any manner which may constitute a nuisance, public or private, or make void or voidable any insurance then in force with respect thereto. The Institution has conveyed or has caused to be conveyed to the Issuer a good and marketable estate in and to the Facility, except for Permitted Encumbrances. The Institution hereby warrants a valid estate to the Issuer, subject only to Permitted Encumbrances. The Institution hereby agrees to indemnify, defend and hold the Issuer harmless resulting from any defect in title to the Facility.

Section 1.10 Title Insurance. The Institution has obtained or will obtain title insurance for the benefit of the Trustee in an amount equal to $4,500,000. To the extent not used to clear title to the Improvements, the Net Proceeds of such insurance shall be applied by the Trustee, first, to redeem the Bonds pursuant to Section 2.05(f) of the Indenture and, second, to repay the LOC Bank for any amounts due under the Reimbursement Agreement. The Trustee has a responsibility for reviewing the title insurance referenced herein.

Section 1.11 Subordination of Lease Agreement. This Lease Agreement and any and all modifications, amendments, renewals and extensions thereof is subject and subordinate to (i) the Indenture and to any and all modifications, amendments, consolidations, extensions, renewals, replacements and increases thereof, and (ii) any mortgage as may arise between the Institution and the LOC Bank except with respect to any payments and/or obligations arising hereunder.

Section 1.12 Issuer's Fee and Expenses; Pledge of Lease Agreement and Rent. The Institution agrees to pay its obligations hereunder in accordance with the provisions of this Lease Agreement.

In addition, the Institution shall pay as additional rent hereunder on the date of execution and delivery of this Lease Agreement, an amount equal to 1% of the aggregate face amount of the Bond ($45,000) payable directly to the Issuer.

     (1) Issuer Expenses. Promptly after notice from the Issuer, but in any event not later than thirty (30) days after such notice is given, the Institution shall pay the amount set forth in such notice as payable to the Issuer (1) to reimburse the Issuer for any external costs or expenses incurred by it attributable to the issuance of the Bonds or the financing or acquisition, construction or installation of the Facility, including, but not limited to, costs and expenses of insurance and auditing, (2) for the reasonable costs and expenses incurred by the Issuer to compel full and punctual performance by the Institution of all the provisions hereof, or of the Indenture in accordance with the terms hereof and thereof, and (iii) for the reasonable fees and expenses of the Trustee and any Paying Agent (including reasonable fees and expenses of counsel) in connection with performance of their duties under the Indenture.

     (2) Event of Default. The Institution shall pay all amounts required to be paid by the Institution as a result of an Event of Default.

     (3) Rebate. The Institution shall pay the difference between the amount on deposit in the Rebate Fund or otherwise available under the Indenture and the Tax Regulatory Agreement for the payment of any rebate required by the Code to be paid, and the amount required to be rebated to the Department of the Treasury of the United States of America in accordance with the Code in connection with any Bonds which relate to the Institution.

     (4) Additional Payments. Notwithstanding anything in the foregoing to the contrary, if the amount available from the Letter of Credit is not sufficient to pay the principal of, Purchase Price, Sinking Fund Installments for, redemption premium, if any, and interest on the Bonds due (whether at maturity or by redemption or acceleration or otherwise as provided in the Indenture), the Institution shall first cause payment to be made from funds held under the Indenture and then forthwith pay the amount of such deficiency in immediately available funds to the Trustee and such payment shall constitute rental payments under this Section 3.4.

     (5) Continuing Obligation. In the event the Institution should fail to make or cause to be made any of the payments required under the foregoing provisions of this Section, the item or installment not so paid shall continue as an obligation of the Institution until the amount not so paid shall have been fully paid.

     (6) Prepayment. The Institution shall have the option to prepay its rental obligation with respect to the Bonds, in whole or in part, at the times and in the manner provided herein hereof as and to the extent provided in the Indenture for redemption of the Bonds. The Institution shall give at least fifteen (15) days' written notice to the Trustee of its election to cause redemption of the Bonds and of the proposed redemption date, which proposed redemption date shall be no earlier than forty-five (45) days after the date such notice is delivered to the Trustee.

     (7) No Further Rental Payments. No further rental payments need be made to the Issuer during the term of this Lease Agreement when and so long as the amount of cash and/or Government Obligations on deposit in the Bond Fund is sufficient to satisfy and discharge the obligations of the Issuer under the Indenture and pay the Bonds as provided in Section 10.01 of the Indenture.

     (8) Pledge and Assignment to Trustee. Pursuant to the Indenture, the Issuer shall pledge and assign to the Trustee as security for the Bonds all of the Issuer's right, title and interest in this Lease Agreement (except for the Issuer's Unassigned Rights), including all rental payments hereunder and thereunder, and, in furtherance of said pledge, the Issuer will unconditionally assign such rental payments to the Trustee for deposit in accordance with the Indenture. The Institution hereby consents to the above described pledge and assignment of this Lease Agreement.

     (9) Compliance. The Institution covenants and agrees that it will comply with the provisions of the Indenture with respect to the Institution, authorizes and acknowledges the deposits to be made pursuant to Article V of the Indenture and agrees that the Trustee shall have the power, authority, rights and protection provided in the Indenture. The Institution further covenants to use its best efforts to cause there to be obtained for the Issuer any documents or opinions required of the Issuer under the Indenture.


Section 1.13 Nonrecourse to Institution Affiliates. The Trustee, by accepting the covenants of the Institution under the Financing Documents agrees that it shall not sue for, seek or demand any deficiency judgment against any members, officers, directors, agents or employees of the Institution, in any action or proceedings or by reason of or under, or in connection with any of the other Bond Documents or Institution Documents.

Notwithstanding anything contained herein to the contrary, the members, officers, directors, agents or employees of the Institution, shall have no personal liability for the repayment or performance or non-performance of any of the obligations of the Institution under or any of the other Financing Documents, including without limitation, this Section.

Section 1.14  Additional Obligations; Additional Amounts Payable by
Institution.

     (1)  [Reserved]

     (2) It is the intention of the Issuer and the Institution that, notwithstanding any other provision of this Agreement, the Institution shall pay the rental payments due hereunder at such times and in such amounts as will enable the Issuer to meet all of its obligations with respect to the Bonds and the Indenture, including any obligations surviving the payment of the Bonds, and including amounts due upon Sinking Fund Installments, Extraordinary Redemption, other Mandatory Redemption or an acceleration of the maturity of the Bonds by the Trustee pursuant to the terms thereof and the terms of the Indenture. Accordingly, the Institution agrees (but such agreement shall not limit the generality of the preceding sentence) that if any additional amounts become payable by the Issuer to the Owners of the Bonds or the Trustee pursuant to the terms hereof or the terms of the Indenture, then additional amounts, as part of the rental payments hereunder, shall be due and payable by the Institution to the Trustee, as the assignee of the Issuer, equal to any additional amounts that may be so payable by the Issuer, before or after payment of principal on the Bonds and all rental payments hereunder, all of which amounts shall be paid by the Institution on the date that the comparable amounts are due from the Issuer to the Trustee under the Bonds or the Indenture. The Institution expressly acknowledges receipt of a copy of the Indenture, agrees to undertake all obligations of the Institution specified therein and to cooperate with the Issuer in connection with the performance by the Issuer of its obligations thereunder and agrees to pay all amounts and perform all obligations of the Issuer (to the extent that any of such obligations is capable of being performed by the Institution) and the Institution under the Indenture so that at all times there shall be no default thereunder. The Institution further agrees to pay all costs of maintenance and repair, all taxes and assessments, insurance premiums and other costs and expenses concerning or in any way related to ownership, maintenance and use of the Facility, or any part thereof, during the term of this Agreement or any renewal thereof.

     (3) The Institution shall make, or cause to be made, to the Trustee, as part of the lease payments hereunder, the deposits to the Renewal Fund as described in Section 5.03 of the Indenture.

     (4) Any payments made from the Letter of Credit pursuant to the Indenture shall be considered credited towards the payments required by this Section 3.6.


                                  ARTICLE IV

 CONSTRUCTION, IMPROVEMENT AND INSTALLATION OF FACILITY; ISSUANCE OF THE BONDS

Section 1.15  Construction, Improvement and Installation of Facility.

     (1) The Institution agrees that, on behalf of the Issuer, it will construct, improve and install the Facility in accordance with the Plans and Specifications.

     (2) The Institution may revise the Plans and Specifications from time to time with the written approval of the Issuer and the LOC Bank, which approval may not be unreasonably withheld but may be subject to such conditions as the Issuer may deem appropriate.

     (3) Title to all materials, machinery and other items of Property acquired and/or purchased in whole or in part with the proceeds of the Bonds incorporated or installed in the Facility (including for this purpose, the presently existing improvements on the Land) shall vest in the Issuer immediately upon the Institution's obtaining an interest in or to the materials, machinery and other items of Property. The Institution shall execute, deliver and record or file all instruments necessary or appropriate to so vest title to or a fee simple interest in the Issuer and shall take all action necessary or appropriate to protect such title against claims of any third Persons.

     (4) The Issuer hereby appoints the Institution its true and lawful agent, and the Institution hereby accepts such agency (i) to construct, improve and install the Facility (including for this purpose, the presently existing Improvements located on the Land) and as contemplated by Section 6.2 hereof,
(ii) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other Persons, and in general to do all things that be requisite or proper, all for constructing, improving and installing the Facility and the additional items contemplated by Section 6.2 hereof with the same powers and with the same validity as the Issuer could do if acting on its own behalf, (iii) to pay all fees, costs and expenses incurred in the construction, improvement and installation of the Facility from funds made available therefor in accordance with this Lease Agreement, and (iv) to ask, demand, sue for, levy, recover and receive all such sums or money, debts, dues and other demands whatsoever that be due, owing and payable to the Issuer under the terms of any contract, order, receipt, or writing in connection with the acquisition of the fee simple interest in the Land, the existing Improvements located thereon and the construction, improvement and installation of the Facility and the additional items contemplated by Section 6.2 hereof, and to enforce the provisions of any contract, agreement, obligation, bond or other performance security.

     (5) The Issuer shall enter into, and accept the assignment of, such contracts as the Institution may request in order to effectuate the purposes of this Section 4.1.

     (6) The Institution, as agent for the Issuer, shall comply with all provisions of the Labor Law of the State applicable to the constructing, improving, installing and equipping of the Facility and shall include in all construction contracts all provisions that be required to be inserted therein by such provisions. Except as provided in the preceding sentence, the provisions of this subsection do not create any obligations or duties not created by applicable law outside of the terms of this Lease Agreement.

Section 1.16 Issuance of the Bonds; Disbursement of Bond Proceeds. In order to provide funds for payment of the Costs of the Facility, together with other payments and incidental expenses in connection therewith, the Issuer agrees that it will issue, sell and cause the Bonds to be delivered on the terms set forth in the Indenture. Bond Proceeds shall be disbursed in accordance with the provisions of the Indenture and Section 4.3 hereof.

Section 1.17 Application of Bond Proceeds. Bond Proceeds, upon the written direction of an Authorized Representative of the Institution, and on the conditions provided for in the Indenture, shall be applied to pay only the following costs and items of expense paid and incurred by or on behalf of the Issuer on or after December 17, 1999, except as may otherwise be provided under the Bond Documents:

     (1) subject to review and approval by the LOC Bank, the cost of preparing the Plans and Specifications (including any preliminary study or planning of the Facility or any aspect thereof), and all costs of constructing, improving and installing the Facility (including architectural, engineering, environmental audits and surveys, and supervisory services with respect to the Facility);

     (2) all fees, taxes, charges and other expenses for recording or filing, as the case may be, and any other documents that the Issuer, the LOC Bank or the Trustee may deem desirable in order to protect any security interest contemplated, the Reimbursement Agreement or the Indenture;

     (3) the premium on any fee or title insurance procured on the Land and the Improvements;

     (4) interest payable during the period of constructing, improving and installing the Facility on such interim financing as the Institution may have secured with respect to the Facility in contemplation of the issuance of the Bonds;

     (5) all legal, accounting and any other fees, costs and expenses incurred in connection with the preparation, printing, reproduction, authorization, issuance, execution, sale and distribution of the Bonds and Bond Documents and all other documents in connection herewith or therewith, with the acquisition of title to the Facility and with any other transaction contemplated by this Lease Agreement or the Indenture;

     (6) any fee paid to the LOC Bank in connection with the issuance of the Letter of Credit;

     (7) any administrative fee and fee for services of the Issuer; and

     (8) reimbursement to the Institution for any of the above-enumerated costs and expenses.

Section 1.18 Certificates of Completion. To establish the Completion Date, the Institution shall deliver to the Issuer, the LOC Bank and the Trustee a certificate signed by an Authorized Representative of the Institution
(i) stating that the construction, improvement and installation of the Facility has been completed; (ii) stating that except for amounts retained in the Project Fund for the payment of incurred but unpaid items of the Costs of the Facility, the payment of all labor, services, materials and supplies used in such construction, improvement and installation has been made or provided for; and
(iii) such certificates as may be satisfactory to the Issuer, the Trustee and the LOC Bank, including without limitation, a final certificate of occupancy, if applicable. The Institution agrees to complete the construction, improvement and installation of the Facility on or before December 1, 2002.

Section 1.19  Completion by Institution.

     (1) In the event that the Net Proceeds of the Bonds are not sufficient to pay in full all costs of constructing, improving and installing the Facility, the Institution agrees to pay, for the benefit of the Issuer, the LOC Bank and the Trustee, all such sums as may be in excess of the Net Proceeds of the Bonds. Title to all portions of the Facility installed at the Institution's cost or expense shall immediately upon such installation be subject to the Lien of the Indenture. The Institution shall execute, deliver and record or file such instruments as the Issuer or the Trustee may request in order to perfect or protect the Lien of the Indenture on such portions of the Facility.

     (2) The Institution shall not be entitled to any reimbursement for such excess cost or expense from the Issuer or the Trustee or the Owner of the Bond nor shall it be entitled to any diminution or abatement of any other amounts payable by the Institution under this Lease Agreement.

Section 1.20  Reserved.

Section 1.21 Remedies to be Pursued Against Contractors, Subcontractors, Materialmen and their Sureties. In the event of a default by any contractor, subcontractor, materialman or other Person under any contract made by it in connection with the Facility or in the event of a breach of warranty or other liability with respect to any materials, workmanship, or performance guaranty, the Institution at its expense, either separately or in conjunction with others, may pursue any and all remedies available to it and the Issuer, as appropriate, against the contractor, subcontractor, materialman or other Person so in default and against any surety for the performance of such contract. The Institution, in its own name or in the name of the Issuer, may prosecute or defend any action or proceeding or take any other action involving any such contractor, sub-contractor, materialman or surety or other Person that the Institution deems reasonably necessary, and in such event the Issuer, at the Institution's expense, hereby agrees to cooperate fully with the Institution and to take all action necessary to effect the substitution of the Institution for the Issuer in any such act or proceeding. The Net Proceeds of any recovery from a contractor or subcontractor or materialman or other Person shall be deposited in the Renewal Fund and applied as provided in Section 7.4 hereof and the Indenture.


                                   ARTICLE V

                     DEMISING CLAUSES AND RENTAL PROVISIONS

Section 1.22 Demise of Facility. The Issuer hereby agrees to lease the Facility, consisting of the Land, as more particularly described in Exhibit A attached hereto, to the Institution upon the terms and conditions of this Lease Agreement.

Section 1.23  Duration of Lease Term; Quiet Enjoyment.

     (1) The Issuer shall deliver to the Institution sole and exclusive possession of the Facility (subject to Section 3.3, 8.3 and 10.2 hereof) and the estate created hereby shall commence on the Closing Date and the Insti-tution shall accept possession of the Facility on the Closing Date.

     (2) Except as provided in Section 10.2 hereof, the estate of the Issuer created hereby shall terminate at 11:59 p.m., New York City time, on January 31, 2021 or on such earlier date as may be permitted by Section 11.1 hereof, provided, however, that, except as provided in Section 10.2 hereof, in no event shall this Lease Agreement be terminated until the Bonds shall have been paid in full or provision for such full payment shall have been made and all amounts due under the Reimbursement Agreement have been paid in full.

     (3) Except as provided in Section 3.3, 8.3 and 10.2 hereof, the Issuer shall neither take nor suffer or permit any action to prevent the Institution during the Lease Term from having quiet and peaceable possession and enjoyment of the Facility and will, at the request of the Institution and at the Institution's cost, cooperate with the Institution in order that the Institution may have quiet and peaceable possession and enjoyment of the Facility as herein above provided.

Section 1.24  Lease Payments and Other Amounts Payable.

     (1) The Institution shall pay as basic Lease Payments on or before each Bond Payment Date directly to the Trustee, an amount equal to the Debt Service Payment becoming due and payable on the Bonds on such Bond Payment Date.

     (2) In addition to the Lease Payments pursuant to Section 5.3(a) hereof, throughout the Lease Term, the Institution shall pay to the Issuer as additional Lease Payments within ten (10) days of the receipt of demand therefor, an amount equal to the sum of the expenses of the Issuer and the members thereof incurred
(i) by reason of the Issuer's ownership, financing or leasing of the Facility, or (ii) in connection with the carrying out of the Issuer's duties and obligations under the Issuer Documents, the payment of which is not otherwise provided for under this Lease Agreement. The foregoing shall not be deemed to include any annual or continuing administrative or management fee beyond any initial administrative fee or fee for services rendered by the Issuer.

     (3) The Institution, under the provisions of this Section 5.3, agrees to make the above-mentioned Lease Payments in immediately available funds and without any further notice in lawful money of the United States of America.
In the event the Institution shall fail to timely make any Lease Payment required in Section 5.3(a) the Institution shall pay the same together with all late payment penalties specified in the Bonds. In the event the Institution shall fail to timely make any Lease Payment required in Section 5.3(b), the Institution shall pay the same together with interest on such Lease Payment at the Default Rate but in no event at a rate higher than the maximum lawful prevailing rate, from the date on which such payment was due until the date on which such payment is made.

     (4) In addition, the Institution shall pay as additional Lease Payments within fifteen (15) days after receipt of a written demand therefor the Ordinary Expenses and Extraordinary Expenses payable by the Issuer to the Trustee pursuant to and under the Indenture.

     (5) As both security and a first source of funds for the performance of its basic Lease Payment obligations with respect to the Bonds, the Institution shall, simultaneously with the issuance and delivery of the Bonds, arrange for the delivery of the Letter of Credit to the Trustee. The Institution hereby authorizes and directs the Trustee to draw monies under the Letter of Credit in accordance with the provisions of the Indenture to the extent and at the times necessary to pay the principal or Purchase Price of, Sinking Fund Installments, Redemption Price of, and interest on the Bonds when due. The obligations of the Institution to make payments pursuant to Section 5.3(a) hereof shall be deemed to be satisfied and discharged to the extent of any corresponding drawing made by the Trustee under the Letter of Credit and applied to such payment.

     (6) Notwithstanding anything in the foregoing to the contrary, if the amount on deposit and available in the Bond Fund is not sufficient to pay the principal of or Purchase Price, Sinking Fund Installments, Redemption Price of, and interest on the Bonds when due (whether at maturity or by redemption or acceleration or otherwise as provided in the Indenture), the Institution shall forthwith pay the amount of such deficiency in immediately available funds to the Trustee for deposit in the Bond Fund and such payment shall constitute Lease Payments under this Section 5.3.

     (7) In the event the Institution should fail to make or cause to be made any of the Lease Payments required under the foregoing provisions of this Section, the item or installment not so paid shall continue as an obligation of the Institution until the amount not so paid shall have been fully paid.

Section 1.25 Obligations of Institution Hereunder Unconditional. The obligations of the Institution to make the payments required in Sections 5.3 and
5.5 hereof and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a general obligation of the Institution, and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Issuer. The Institution agrees it will not (i) suspend, discontinue or abate any payment required hereunder, (ii) fail to observe any of its other covenants or agreements in this Lease Agreement, or (iii) terminate this Lease Agreement for any cause whatsoever unless and until the Bonds, including premium, if any, and interest thereon, is paid or provided for.

Subject to the foregoing provisions, nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part contained in this Lease Agreement or to affect the right of the Institution to seek reimbursement, and in the event the Issuer should fail to perform any such agreement, the Institution may institute such separate action against the Issuer as the Institution may deem necessary to compel performance or recover damages for non-performance, and the Issuer covenants that it will not, subject to the provisions of Sections 3.3 and 8.3 and Article X hereof, take, suffer or permit any action that will adversely affect or create any defect in its title to the Facility or that will otherwise adversely affect the rights or estate of the Institution hereunder, except upon written consent of the Institution.

Section 1.26 Payment of Additional Monies in Prepayment of Bonds. In addition to any other monies required or permitted to be paid pursuant to this Lease Agreement, the Institution may, subject to the terms of the Indenture, pay monies (or cause monies under the Letter of Credit to be paid) to the Trustee as prepayments of the Lease Payments (i) to be applied as the prepayment of amounts to become due and payable by the Institution pursuant to Section 5.3(a) hereof, or (ii) to be used for the redemption or prepayment of any Bond at such time or times and on such terms and conditions as is provided in such Bond and in the Indenture. The Institution shall notify the Issuer and the Trustee at least sixty (60) days prior to the proposed Redemption Date in writing as to the purpose of any such intended payment.

If the Bonds are to be redeemed in whole as a result of the occurrence of any of the events described in Section 2.05(c) of the Indenture, the Institution shall deliver to the Issuer, the LOC Bank and the Trustee a certificate of an Authorized Representative of the Institution stating that, as a result of the occurrence of the event giving rise to such redemption, the Institution has discontinued, or at the earliest practicable date will discontinue, its operation of the Facility for its intended purposes.

Section 1.27 Rights and Obligations of the Institution upon Prepayment of Bonds. In the event the Bonds shall have been paid in full prior to the termination date specified in Section 5.2(b) hereof or provision for such payment shall have been made in accordance with the Indenture, the Issuer and the Trustee at the sole cost of the Institution, shall execute, deliver and record or file appropriate discharges or releases of the Assignment and any other security interest relating to the Facility or this Lease Agreement.

Section 1.28 Security Interest. The Institution acknowledges that this Lease Agreement is intended as security for payment of the principal or Purchase Price of, Sinking Fund Installments on, Redemption Price of, and interest on the Bonds and payment of all amounts due under the Letter of Credit and the Reimbursement Agreement. In addition, to secure payment of all Lease Payments and other sums owing by the Institution hereunder and to secure the payment and performance of all debts, liabilities and obligations of the Institution under all of the Bond Documents, the Institution hereby grants a security interest to the Issuer in
(i) all of the Institution's right, title and interest in and to the Equipment, whether now or hereafter demised under this Lease Agreement, together with any and all substitutions, additions, attachments, parts, fittings, accessories, special tools, accessions or replacements, and the proceeds and all general intangibles arising from all of the foregoing, (ii) all insurance, now owned or hereafter acquired, insuring any of the Equipment or the Facility against any loss or damage whatsoever, and all proceeds thereof, (iii) all awards heretofore and hereafter paid or payable to the Institution by reason of a taking or Condemnation of any part of the Facility (including any Equipment) or any right of the Institution appurtenant thereto by competent authority as a result of the exercise of the power of eminent domain, including but not limited to any awards or payments for use and occupation or for change of grade of streets, together with any and all claims of the Issuer with respect thereto, and the proceeds thereof, and (iv) all monies and securities from time to time held by the Trustee pursuant to and under any of the Bond Documents, except monies and securities held in the Rebate Fund, and all investments and re-investments of any such monies and securities, and the proceeds thereof. The security interest referred to in this Section shall be assigned by the Issuer to the Trustee and the LOC Bank pursuant to and subject to the terms and conditions of the Assignment.

Section 1.29 Financing Statements. The Institution hereby irrevocably appoints the Issuer and the Trustee, or either of them, as the Institution's lawful attorneys-in-fact and agents, to prepare and execute any UCC-1 Financing Statements or UCC-3 Amendments or Assignments on the Institution's behalf in order to protect the Issuer's and the Trustee's security interests in payments made pursuant to this Lease Agreement and any assignment thereof and in any Property demised under this Lease Agreement, and on the Institution's behalf to file such Financing Statements signed by the Issuer and the Trustee, or either of them, without the Institution's execution thereof, in any appropriate public office.

Section 1.30  [Reserved].

Section 1.31  [Reserved].

Section 1.32 Substitute Letter of Credit. If at any time while the Bonds are Outstanding, the Letter of Credit expires or by its terms is terminated the Institution shall cause to be delivered to the Trustee a Substitute Letter of Credit with at least an investment grade rating in accordance with the provisions of Section 2.13 of the Indenture.


                                     ARTICLE VI

                    MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

Section 1.33   Maintenance and Modifications of Facility by Institution.

     (1) The Institution shall not abandon the Facility or cause or permit any waste to the Improvements. During the Lease Term, the Institution shall not (except as permitted by Section 9.2 hereof) remove any part of the Facility outside of the jurisdiction of the Issuer and shall (i) keep the Facility in as reasonably safe condition as its operations shall permit; (ii) make all necessary repairs and replacements to the Facility (whether ordinary or extra-ordinary, structural or nonstructural, foreseen or unforeseen); and
(iii) operate the Facility in a sound and economic manner.

     (2) With the written consent of the Issuer and the LOC Bank, which shall not be unreasonably withheld, the Institution from time to time may make any structural additions, modifications or improvements to the Facility or any part thereof, provided such actions do not adversely affect the structural integrity of the Facility. All such additions, modifications or improvements made by the Institution shall become a part of the Facility and the Property of the Issuer. The Institution agrees to deliver to the Issuer all documents that may be necessary or appropriate to convey to the Issuer a fee title interest to such Property and to perfect or protect the lien of the Indenture.

Section 1.34 Installation of Additional Equipment. Subject to the provisions of Section 8.10 hereof, the Institution, or any other permitted lessees of the Institution, from time to time may install additional machinery, equipment or other personal property in the Facility (including for this purpose the presently existing improvements on the Land) (which may be attached or affixed to the Facility and/or such existing improvements), and such machinery, equipment or other personal property shall, unless the Institution otherwise elects by written notice to the Issuer and the LOC Bank, become a part of the Facility (provided that the acquisition and installation of such property is not financed from either the Project Fund or the Renewal Fund, in which case such additional items shall become a part of the Facility). The Institution, from time to time, may create or permit to be created any Lien on such machinery, equipment or other personal property. Further, the Institution, from time to time, may remove or permit the removal of such machinery, equipment and other personal property from the Facility, provided that any such removal of such machinery, equipment or other personal property shall not occur (i) if any Event of Default has occurred; or (ii) if any such removal shall adversely affect the structural integrity of the Facility or impair the overall operating efficiency of the Facility for the purposes for which it is intended, and provided further, that if any damage is occasioned to the Facility by such removal, the Institution agrees to promptly repair such damage at its own expense.

Section 1.35  Taxes, Assessments and Utility Charges.

     (1) The Institution agrees to pay, as the same become due and before any fine, penalty, interest (except interest that is payable in connection with legally permissible Lease Payments) or other cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof, (i) all taxes, payments in lieu of taxes and governmental charges of any kind whatsoever that at any time be lawfully assessed or levied against or with respect to the Facility and any machinery, equipment or other Property installed or brought by the Institution therein or thereon, including, without limiting the generality of the foregoing, any sales or use taxes imposed with respect to the Facility or any part or component thereof, or the rental or sale of the Facility or any part thereof and any taxes levied upon or with respect to the income or revenues of the Issuer from the Facility; (ii) all utility and other charges, including service charges, incurred or imposed for or with respect to the operation, maintenance, use, occupancy, upkeep and improvement of the Facility; and
(iii) all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Institution shall be obligated under this Lease Agreement to pay only such installments as are required to be paid during the Lease Term.

     (2) The Institution may in good faith contest any such taxes, assessments and other charges. In the event of any such proceedings, the Institution may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such proceedings and any appeal therefrom, provided, however, that (i) neither the Facility nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited or lost by reason of such proceedings, and (ii) the Institution shall have set aside on its books adequate reserves with respect thereto and shall have furnished such security, if any, as may be required in such proceedings or requested by the Trustee.

     (3) Within thirty (30) days of receipt of written request therefor, the Institution shall deliver to the Trustee official receipts of the appropriate taxing authorities or other proof reasonably satisfactory to the Trustee evidencing payment of any tax.

Section 1.36 Insurance Required. At all times throughout the Lease Term, including, when indicated herein, during the Construction Period, the Institution shall, at its sole cost and expense, maintain or cause to be maintained insurance against such risks and for such amounts as are customarily insured against by facilities of like size and type and shall pay, as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

     (1) Insurance against loss or damage by fire, lightning and other casualties customarily insured against, with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the full replacement value of the completed Improvements, exclusive of footings and foundations, as determined by a recognized appraiser or insurer selected by the Institution, but in no event less than the principal amount of the Bonds. During the Construction Period, such policy shall be written in the so-called "Builder's Risk Completed Value Non-Reporting Form" and shall contain a provision granting the insured permission to complete and/or occupy.

     (2) Workers' compensation insurance, disability benefits insurance and each other form of insurance that the Institution is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Institution who are located at or assigned to the Facility. This coverage shall be in effect from and after the Completion Date or on such earlier date as any employees of the Institution first occupy the Facility.

     (3) Insurance protecting the Issuer and the Institution against loss or losses from liability imposed by law or assumed in any written contract (including the contractual liability assumed by the Institution under Section 8.2 hereof) and arising from personal injury, including bodily injury or death, or damage to the property of others, caused by an accident or occurrence with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage) and with a blanket excess liability coverage in an amount not less than $4,000,000 protecting the Issuer and the Institution against any loss or liability or damage for personal injury, including bodily injury or death, or property damage. This coverage shall also be in effect during the Construction Period.

     (4) During the Construction Period (and for at least one year thereafter in the case of Products and Completed Operations as set forth below), the Institution shall cause the general contractor to carry liability insurance of the type and providing the minimum limits set forth below:

        (1) Workers' compensation and employer's liability with limits in accordance with applicable law.

        (2) Commercial general liability providing coverage for:
               Premises and Operations
               Products and Completed Operations
               Owners Protective
               Contractors Protective
               Contractual Liability
               Personal Injury Liability
               Broad Form Property Damage
                 (including completed operations)
               Explosion Hazard
               Collapse Hazard
               Underground Property Damage Hazard

            Such insurance shall have a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

        (3) Business auto liability, including all owned, non-owned and hired autos, with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

        (4) Excess "umbrella" liability providing liability insurance in excess of the coverages in (i), (ii) and (iii) above with a limit of not less than $5,000,000.

        (5) A policy or policies of flood insurance in an amount not less than the principal amount of the Bonds or the maximum amount of flood insurance available with respect to the Facility under the Flood Disaster Protection Act of 1973 as amended, whichever is less. This requirement will be waived upon presentation of evidence satis-factory to the Trustee that no portion of the Land is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

Section 1.37  Additional Provisions Respecting Insurance.

     (1) All insurance required by Section 6.4 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the entity required to procure the same and authorized to write such insurance in the State. The company issuing the policies required by
Section 6.4 hereof shall be rated "A" or better by A.M. Best Co., Inc. in Best's Key Rating Guide. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the procuring entity is engaged. All policies evidencing the insurance required by Sections 6.4(a) and (e) hereof shall provide for payment to the Trustee of the Net Proceeds of insurance resulting from any claim for loss or damage thereunder, and all policies of insurance required by Section 6.4 hereof shall provide for at least thirty (30) days' prior written notice of the restriction, cancellation or modification thereof to the Issuer and the Trustee. The policy evidencing the insurance required by Section 6.4(c) hereof shall name the Issuer and the Trustee as additional named insureds. All policies evidencing the insurance required by Sections 6.4(d)(ii) and (iv) hereof shall name the Issuer, the Trustee and the Institution as additional named insureds. Upon request of the Trustee or the LOC Bank, the Institution will assign and deliver to the Trustee and the LOC Bank, as their interest may appear, the policies of insurance required under Section 6.4(a), so and in such manner and form that the Trustee, as applicable, shall at all times, upon such request and until the payment in full of the Bonds, have and hold said policies and the Net Proceeds thereof as collateral for the payment of the Bonds and until all obligations of the Institution to the Trustee have been satisfied. The policies under
Section 6.4(a) shall contain appropriate waivers of subrogation.

     (2) The policies or certificates (or binders) of insurance required by Sections 6.4(a) and (e) hereof shall be deposited with the Trustee on or before the Closing Date. A copy of the policy or certificate (or binder) of insurance required by Section 6.4(c) hereof shall be delivered to the Issuer on or before the Closing Date. A copy of the policies or certificates (or binders) of insurance required by Sections 6.4(d)(ii) and (iv) hereof shall be delivered to the Issuer and the Trustee on or before the Closing Date. The Institution shall deliver to the Issuer and the Trustee before the first Business Day of each calendar year thereafter a certificate dated not earlier than the immediately preceding month reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required by Section 6.4 hereof and complying with the additional requirements of Section 6.5(a) hereof. Prior to the expiration of each such policy, the Institution shall furnish the appropriate Person with evidence that such policy has been renewed or replaced or is no longer required by this Lease Agreement. The Institution shall provide such further information with respect to the insurance coverage required by this Lease Agreement as the Issuer and the Trustee may from time to time reasonably require.

Section 1.38 Application of Net Proceeds of Insurance. Subject to the provisions of Section 6.5(a) hereof, the Net Proceeds of the insurance carried pursuant to the provisions of Section 6.4 hereof shall be applied as follows:
(i) the Net Proceeds of the insurance required by Sections 6.4(a) and (e) hereof shall be applied as provided in Section 7.1 hereof, and (ii) the Net Proceeds of the insurance required by Sections 6.4(b), (c) and (d) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

Section 1.39 Right of Issuer or Trustee to Pay Taxes, Insurance Premiums and Other Charges. If the Institution fails (i) to pay any tax, together with any fine, penalty, interest or cost that may have been added thereto or become due or been imposed by operation of law for nonpayment thereof, assessment or other governmental charge required to be paid by Section 6.3 hereof, (ii) to maintain any insurance required to be maintained by Section 6.4 hereof, (iii) to pay any amount required to be paid by any law or ordinance relating to the use or occupancy of the Facility or by any requirement, order or notice of violation thereof issued by any governmental person, (iv) to pay any mechanic's Lien that is recorded or filed against the Facility or any part thereof (unless contested in accordance with the provisions of Section 8.9(b) hereof), (v) to pay any real property transfer gains tax, together with any interest and penalties thereon, that is due and payable by reason of a conveyance of the estate in and to the Facility pursuant to a judicial sale in any foreclosure action or by deed and/or assignment in lieu of foreclosure, or (vi) to pay any other amount or perform any act hereunder required to be paid or performed by the Institution hereunder, the LOC Bank or the Issuer may pay or cause to be paid, but shall not be obligated to pay and shall have no liability whatsoever for its failure to do so, such tax assessment or other governmental charge or the premium for such insurance or any such other payment or may perform any such act. No such payment shall be made or act performed by the LOC Bank or the Issuer until at least ten (10) days shall have elapsed since notice shall have been given by the LOC Bank or the Issuer, as the case may be, to the Issuer, with a copy of such notice being given to the Institution, and in the case of any tax, assessment or governmental charge or the amounts specified in paragraphs (iii), (iv) and
(v) hereof, no such payment shall be made in any event if the Institution is contesting the same in good faith to the extent and as permitted by this Lease Agreement unless an Event of Default hereunder shall have occurred and be continuing. No such payment by the LOC Bank or the Issuer shall affect or impair any rights of the Issuer hereunder or of the Issuer under the Indenture or the LOC Bank under the Reimbursement Agreement arising in consequence of such failure by the Institution. The Institution shall, on demand, reimburse the Issuer or the LOC Bank for any amount so paid or for expenses or costs incurred in the performance of any such act by the Issuer or the LOC Bank pursuant to this Section (which shall include all reasonable legal fees and disbursements), together with interest thereon from the date of payment of such amount, expense or cost by the Issuer at the Default Rate.


                                   ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

Section 1.40   Damage or Destruction of the Facility.

     (1) If the Facility shall be damaged or destroyed (in whole or in part) at any time during the Lease Term:

        (1) the Issuer shall have no obligation to replace, repair, rebuild, restore or relocate the Facility; and

        (2) there shall be no abatement or reduction in the amounts payable by the Institution under this Lease Agreement (whether or not the Facility is replaced, repaired, rebuilt, restored or relocated); and

        (3) upon the occurrence of such damage or destruction, the Net Proceeds derived from the insurance shall be paid to the Trustee and deposited in the Renewal Fund and except as otherwise provided in
            Section 11.1 and subsection (f) hereof, the Institution shall at its option either (A) replace, repair, rebuild, restore or relocate the Facility, or (B) redeem a principal amount of Bonds equal to such Net Proceeds in accordance with the Indenture.

If the Institution replaces, repairs, rebuilds, restores or relocates the Facility, the Trustee shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in Section 5.03 of the Indenture to pay or reimburse the Institution for the cost of such replacement, repair, rebuilding, restoration or relocation.

     (2) Any such replacements, repairs, rebuilding, restorations or relocations shall be subject to the following conditions:

        (1) the Facility shall be in substantially the same condition and value as an operating entity as existed prior to the damage or destruc-tion;

        (2) the Facility shall continue to constitute a "project" as such term is defined in the Act;

        (3) the Facility will be subject to no Liens, other than Permitted Encumbrances; and

        (4) any other conditions the Issuer, the Trustee or the LOC Bank may reasonably impose.

     (3) All such repair, replacement, rebuilding, restoration or relocation of the Facility shall be effected with due diligence in a good and workmanlike manner in compliance with all applicable legal requirements and be promptly and fully paid for by the Institution in accordance with the terms of the applicable contracts.

     (4) In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding, restoration or relocation, the Institution shall nonetheless complete the work and pay from its own monies that portion of the costs thereof in excess of such Net Proceeds. All such replacements, repairs, rebuilding, restoration or relocations made pursuant to this Section, whether or not requiring the expenditure of the Institution's own money, shall automatically become a part of the Facility as if the same were specifically described herein.

     (5) Any balance of such Net Proceeds remaining in the Renewal Fund after payment of all costs of replacement, repair, rebuilding, restoration or relocation shall be used to redeem the Bonds as provided in the Indenture.

     (6) If the Institution shall exercise its option to terminate this Lease Agreement pursuant to Section 11.1 hereof such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 11.2 hereof. If an Event of Default hereunder shall have occurred and the Trustee or the LOC Bank shall have exercised its remedies under Section 10.2 hereof such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 10.2 and Section 10.4 hereof.

     (7) If the entire amount of the Bonds and interest thereon has been fully paid, or provision therefor has been made in accordance with the Indenture, all such remaining Net Proceeds shall be paid first to the LOC Bank to satisfy any amounts due and owing under the Reimbursement Agreement and second to the Institution.

     (8) Except upon the occurrence of an Event of Default, the Institution with the consent of the Trustee shall have the right to settle and adjust all claims under any policies of insurance required by Section 6.4(a), (d) and (e) hereof on behalf of the Issuer, the Trustee, and on its own behalf.

Section 1.41   Condemnation.

     (1) If title to or use of the Facility shall be taken by Condemnation (in whole or in part) at any time during the Lease Term:

        (1) the Issuer shall have no obligation to replace, repair, rebuild, restore or relocate the Facility or acquire, by construction or otherwise, facilities of substantially the same nature as the Facility ("Substitute Facilities"); and

        (2) there shall be no abatement or reduction in the amounts payable by the Institution under this Lease Agreement (whether or not the Facility is replaced, repaired, rebuilt, restored or relocated or Substitute Facilities acquired); and

        (3) upon the occurrence of such Condemnation, the Net Proceeds derived therefrom shall be paid to the Trustee and deposited in the Renewal Fund and except as otherwise provided in Section 11.1 and subsection
            (f) hereof, the Institution shall either:

            (1) replace, repair, rebuild, restore or relocate the Facility or acquire Substitute Facilities, or

            (2) redeem an amount of Bonds equal to the Net Proceeds in accordance with the Indenture.

If the Institution replaces, repairs, rebuilds, restores or relocated the Facility or acquires Substitute Facilities, the Trustee shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in Section 5.03 of the Indenture to pay or reimburse the Institution for the cost of such replacement, repair, rebuilding, restoration, relocation or acquisition of Substitute Facilities.

     (2) Any such replacements, repairs, rebuilding, restorations, relocations or acquisitions of Substitute Facilities shall be subject to the following conditions:

        (1) the Facility or the Substitute Facilities shall be in substantially the same condition and value as an operating entity as existed prior to the Condemnation;

        (2) the Facility or the Substitute Facilities shall continue to con-stitute a "project" as such term is defined in the Act;

        (3) the Facility or the Substitute Facilities will be subject to no Liens, other than Permitted Encumbrances; and

        (4) any other conditions the Issuer or the Trustee may reasonably impose.

     (3) All such repair, replacement, rebuilding, restoration or relocation of the Facility shall be effected with due diligence in a good and workmanlike manner in compliance with all applicable legal requirements and be promptly and fully paid for by the Institution in accordance with the terms of the applicable contracts.

     (4) In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding, restoration, relocation or acquisition of Substitute Facilities, the Institution shall nonetheless complete the work or the acquisition and pay from its own monies that portion of the costs thereof in excess of such Net Proceeds. All such replacements, repairs, rebuilding, restoration, relocations and such acquisition of Substitute Facilities made pursuant to this Section, whether or not requiring the expenditure of the Institution's own money, shall automatically become a part of the Facility as if the same were specifically described herein.

     (5) Any balance of such Net Proceeds remaining in the Renewal Fund after payment of all costs of replacement, repair, rebuilding, restoration, relocation or acquisition of Substitute Facilities shall be used to redeem the Bonds as provided in the Indenture.

     (6) If the Institution shall exercise its option to terminate this Lease Agreement pursuant to Section 11.1 hereof such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 11.2 hereof. If any Event of Default hereunder shall have occurred and the Trustee or the LOC Bank shall have exercised its remedies under Section 10.2 hereof such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 10.2 and Section 10.4 hereof.

     (7) If the entire amount of the Bond and interest thereon has been fully paid, or provision therefor has been made in accordance with the Indenture, all such remaining Net Proceeds shall be paid first to the LOC Bank to satisfy any amounts due and owing under the Reimbursement Agreement and second to the Institution.

     (8) Except upon the occurrence of an Event of Default, the Institution with the consent of the LOC Bank shall have the right to settle and adjust all claims under any Condemnation proceedings on behalf of the Issuer, the Trustee, the LOC Bank and on its own behalf.

Section 1.42 Condemnation of Institution-Owned Property. The Institution shall be entitled to the proceeds of any Condemnation award or portion thereof made for damage to or taking of any Property that, at the time of such damage or taking, is not part of the Facility.

Section 1.43   Recovery Against Contractor, Etc.

     (1) If at any time during the Lease Term, provided no Event of Default under Section 10.1 has occurred and continues uncured, proceeds shall become available from any recovery against a contractor, subcontractor, materialman or other Person with respect to the Facility, such proceeds shall be deposited in the Renewal Fund and be applied as follows:

        (1) if received prior to the Completion Date, the Net Proceeds of such recovery shall be applied in the manner and subject to the conditions set forth in Section 5.02 of the Indenture to the Costs of the Facility as if such proceeds were deposited in the Project Fund and the balance remaining in the Renewal Fund, if any, shall be applied to redeem the Bond pursuant to the Indenture;

        (2) if received subsequent to the Completion Date, the Net Proceeds of of such recovery shall be paid to the Institution as reimbursement for the Costs of the Facility that were not paid out of Bond Proceeds upon requisitions by the Institution substantially in accordance with Section 5.02 of the Indenture with such variations as are appropriate and the balance remaining in the Renewal Fund, if any, shall be applied to redeem the Bonds pursuant to the Indenture.

     (2) After the occurrence of an Event of Default under Section 10.1 hereof, the proceeds of any such recovery shall be applied as provided in Section 10.2 hereof.

     (3) If the entire amount of the Bonds and interest thereon have been fully paid, or provision therefor has been made in accordance with the Indenture, the surplus thereof shall be paid first to the LOC Bank to satisfy any amounts due and owing under the Reimbursement Agreement and second to the Institution for its business purposes.

     (4) Except upon the occurrence of an Event of Default, the Institution with the consent of the LOC Bank shall have the right to settle and adjust all claims against such contractors, subcontractors, materialmen or other Persons.

Section 1.44 Waiver of Real Property Law Section 227. The Institution hereby waives the provisions of Section 227 of the Real Property Law of the State of New York or any law of like import now or hereafter in effect.


                                   ARTICLE VIII

                                 SPECIAL COVENANTS

Section 1.45 No Warranty of Condition or Suitability by Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE FACILITY OR THAT IT IS OR WILL BE SUITABLE FOR THE INSTITUTION'S PURPOSES OR NEEDS.

Section 1.46   Hold Harmless Provisions.

     (1) The Institution agrees that the Issuer, the LOC Bank and the Trustee shall not be liable for and agrees to defend, indemnify, release and hold the Issuer, the LOC Bank and the Trustee harmless from and against any and all
(i) liability for loss or damage to Property or injury to or death of any and all Persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any Person or Property on, in or about the Facility or the Land, or (ii) liability arising from or expense incurred by the Issuer's financing, constructing, improving, installing, equipping, owning and selling of the Facility, including without limiting the generality of the foregoing, all claims arising from the issuance of the Bonds, and any alleged misstatement or omission of material fact contained in the Offering Circular or arising from the breach by the Institution of any of its covenants contained herein, the exercise by the Institution of the authority conferred upon it pursuant to Section 4.1(d) of this Lease Agreement and all causes of action and reasonable attorneys' fees and expenses and any other expenses incurred in defending any suits or actions that may arise as a result of any of the foregoing, provided that any such losses, damages, liabilities or expenses of the Issuer, the LOC Bank or the Trustee are not incurred or do not result from the gross negligence or intentional or willful wrongdoing of the Issuer, the LOC Bank or the Trustee, respectively or any of its members, agents or employees. The Institution further acknowledges, agrees to, accepts and incorporates herein the indemnification provisions set forth as Exhibit B. The foregoing indemnities shall apply notwithstanding the fault or negligence, other than gross negligence in part of the Issuer, the LOC Bank or the Trustee, or any of its members, directors, officers, agents or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability. The foregoing indemnities are limited only to the extent of any prohibitions imposed by law.

     (2) Notwithstanding any other provisions of this Lease Agreement, the obligations of the Institution pursuant to this Section 8.2 shall remain in full force and effect after the termination of this Lease Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all expenses and charges incurred by the Issuer, the Trustee or their respective members, directors, officers, agents and employees, relating to the enforcement of the provisions herein specified.

     (3) In the event of any claim against the Issuer, the Trustee or their respective members, directors, officers, agents or employees by any employee or contractor of the Institution or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Institution hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit acts.

Section 1.47 Right to Inspect Facility. The Issuer, the LOC Bank and the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times to inspect the Facility.

Section 1.48 Institution to Maintain its Existence; Other Covenants. The Institution agrees that so long as the Bonds remain Outstanding (a) it will maintain its existence as a corporation subject to service of process within the State; and (b) it will at all times have cash, or cash equivalents, in an amount not less than the maximum amount of interest owing on the Outstanding Bonds in any semi-annual period; and (b) the Facility will at all times be operated as a "project" (as such term is defined in the Act as of the Closing
Date) throughout the term hereof.

Section 1.49   Qualification in State, Notice and Service of Process.

     (1) Throughout the Lease Term, the Institution will remain qualified to do business and the Institution will remain subject to service of process in the State. In the event of any litigation in connection with the Institution Documents, the Issuer Documents, the Indenture, or the Bonds or any transactions contemplated hereby or thereby, the Institution waives all rights to a trial by jury and agrees not to assert any counterclaim (except a compulsory counter-claim) of any nature against the Issuer or the Trustee in such litigation. Any action or suit in connection with the Institution Documents, the Issuer Documents, the Indenture, or the Bonds, or any transactions contemplated hereby or thereby, may be brought in a court of record in the State of New York sitting in Putnam County or in the United States District Court for the Southern District of New York, the Institution hereby consenting to the nonexclusive jurisdiction of each thereof.

     (2) The Institution agrees that service of process may be made on the Institution by mailing a copy of the summons to the Institution by certified or registered mail at the address set forth in Section 12.1 hereof or at such other address within the State as may be designated by the Institution pursuant to
Section 12.1 of this Lease Agreement. In addition, the Institution hereby designates and appoints, without power of revocation, the Secretary of State of the State of New York as the agent of the Institution, upon whom may be served all process, pleadings, notices or other papers that may be served upon the Institution as a result of any of its obligations under this Lease Agreement.
 Any notice, process, pleadings or other papers served upon the Secretary of State shall, at the same time, be sent by certified or registered mail to the Institution at such address as is specified in or pursuant to Section 12.1 of this Lease Agreement.

Section 1.50 Agreement to File Annual Statements and Provide Information. The Institution shall file with the New York State Department of Taxation and Finance an annual statement of the value of all sales and use tax exemptions, if any, claimed in connection with the Facility in compliance with
Section 874(8) of the New York State General Municipal Law. The Institution shall submit a copy of such annual statement to the Issuer at the time of filing with the Department of Taxation and Finance. The Institution further agrees whenever requested by the Issuer to provide and certify or cause to be provided and certified such information concerning the Institution, its finances, its operations and its affairs necessary to enable the Issuer to make any report required by law, governmental regulation or any of the Issuer Documents or Institution Documents.

Section 1.51 Books of Record and Account; Financial Statements. The Institution at all times agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all transactions and events relating to the business and affairs of the Institution. The Institution shall furnish to the Issuer and to the Trustee within thirty (30) days of their filing, copies of all reports, if any, filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934 as amended, relative to the Institution.

Section 1.52  Compliance with Orders, Ordinances, Etc.

     (1) The Institution, throughout the Lease Term, agrees that it will promptly comply in all material respects, and cause any other lessees or occupant of the Facility to comply in all material respects, with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements, ordinary or extraordinary, that now or at any time hereafter may be applicable to the Facility or any part thereof or to the construction, improvement and installation thereof, or to any use, manner of use or condition of the Facility or any part thereof, of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers and companies or associations insuring the premises having juris-diction of the Facility or any part thereof, or to the construction, improvement and installation thereof, or to any use, manner of use or condition of the Facility or any part thereof including but not limited to compliance with the terms of the Reimbursement Agreement.

     (2) The Institution shall keep or cause the Facility to be kept free of Hazardous Materials (as defined hereinafter) and Hazardous Substances. Without limiting the foregoing, the Institution shall not cause or permit the Facility to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials and Hazardous Substances, except in compliance with all applicable federal, state and local laws or regulations, nor shall the Institution cause or permit, as a result of any intentional or unintentional act or omission on the part of the Institution or any contractor, subcontractor, tenant or subtenant, a release of Hazardous Materials and Hazardous Substances onto the Facility or onto any other property. The Institution shall comply in all material respects with and ensure compliance in all material respects by all contractors, subcontractors, tenants and subtenants with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply in all material respects with, and ensure that all contractors, sub-contractors, tenants and subtenants obtain and comply in all material respects with, any and all approvals, registrations or permits required thereunder. The Institution shall:

        (1) conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials and Hazardous Sub-stances, on, from, or affecting the Facility (A) in accordance with all applicable federal, state, and local laws, ordinances, rules, regulations, and policies and (B) in accordance with the orders and directives of all federal, state, and local governmental authorities; and

        (2) defend, indemnify, and hold harmless the Trustee and the Issuer, their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to (A) the presence, disposal, release, or threatened release of any Hazardous Materials and Hazardous Substances that are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise, (B) any bodily injury, personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials and Hazardous Substances, (C) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials and Hazardous Substances, and/or (D) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Trustee, and the Issuer that are based upon or in any way related to such Hazardous Materials and Hazardous Substances, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses except with respect to claims or demands arising as the result of the gross negligence or intentional or willful wrongdoing of the Issuer or the Trustee or any of its members, agents or employees.

For purposes of this Section, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended (42 U.S.C. Sections 9601, et seq.), the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. No. 99-499, 100 stat. 1613
(1986), the Hazardous Materials Transportation Act as amended (49 U.S.C. Sections 1801, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this Section shall be in addition to any and all other obligations and liabilities the Institution may have to the Issuer or the Trustee at common law, and shall survive the transactions contemplated herein.


     (3) Notwithstanding the provisions of subsections (a) and (b) hereof, the Institution may in good faith contest the validity or the applicability of any requirement of the nature referred to in such subsections (a) and (b) by appropriate legal proceedings conducted in good faith and with due diligence. In such event, the Institution may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom, unless the Issuer notifies the Institution that by failure to comply with such requirement or requirements, the Facility or any part thereof may be subject to loss, penalty or forfeiture, in which event the Institution shall promptly take such action with respect thereto or provide such security as shall be satisfactory to the LOC Bank and to the Issuer. If at any time the then existing use or occupancy of the Facility shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, the Institution shall use its best efforts to not cause or permit such use or occupancy to be discontinued without the prior written consent of the Issuer.

     (4) Notwithstanding the provisions of this Section 8.8, if, because of a breach or violation of the provisions of subsections (a) or (b) hereof (without giving effect to subsection (c) hereof), either the Issuer, the Trustee or any of their respective members, directors, officers, agents, or employees, shall be threatened with a fine, liability, expense or imprisonment, then, upon notice from the Issuer, or the Trustee, the Institution shall immediately provide legal protection and/or pay amounts necessary in the opinion of the Issuer or the Trustee, as the case may be, and their respective members, directors, officers, agents and employees deem sufficient, to the extent permitted by applicable law, to remove the threat of such fine, liability, expense or imprisonment.

     (5) Notwithstanding any provisions of this Section, the Trustee and the Issuer retain the right to defend themselves in any action or actions that are based upon or in any way related to such Hazardous Materials if there is a conflict between the legal positions of the Trustee or the Issuer and the Institution, in which event the party whose legal position is in conflict with the legal position of the Institution may engage separate counsel. In any such defense of themselves, the Trustee and the Issuer may each select their own counsel, and any and all costs of such defense, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses, shall be paid by the Institution.

     (6) Dynacept and the Agency further agree that the deed and lease for this transaction have been created solely to acknowledge the security interest that the Agency has in the Facility and are not intended to create any possessory or proprietary interest beyond that security interest and that this deed covers only the Building, improvements thereto, and equipment now or hereafter located therein and the agency has not, will not and has no right to operate, manage, or control any activities in that Building or on the land, property and real estate upon which the Building is located, including without limitation those related to the generation, storage, handling or disposal of hazardous wastes and substances as those terms are defined by federal, state and local laws and regulations, such that Agency has no ownership, operator or arranger status under those laws and regulations or under this deed and lease. During the calendar year 2000, the Institution will perform, or cause to be performed, a geophysical test to determine whether any underground storage tanks are present on the Facility site.

Section 1.53  Discharge of Liens and Encumbrances.

     (1) The Institution, throughout the Lease Term, shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encum-brances, upon the Facility or any part thereof by reason of any labor, services or materials rendered or supplied or claimed to be rendered or supplied with respect to the Facility or any part thereof.

     (2) Notwithstanding the provisions of subsection (a) hereof, the Institution may in good faith contest any such Lien. In such event, the Institution may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Issuer or the Trustee notifies the Institution that by nonpayment of any such item or items, the lien of the Indenture may be materially endangered or the Facility or any part thereof may be subject to loss or forfeiture, in which event the Institution shall promptly secure payment of all such unpaid items by filing a bond, in form and substance satisfactory to the Trustee, thereby causing such Lien to be removed or by taking such other actions as may be satisfactory to the Trustee to protect its interests. Mechanics' Liens shall be discharged or bonded within thirty (30) days of the filing or perfection thereof.

Section 1.54 Identification of Equipment. All equipment that may become the Property of the Issuer pursuant to the provisions of this Lease Agreement shall be properly identified by the Institution by such appropriate records, including computerized records, as may be approved by the Trustee. All equipment and other Property of whatever nature affixed or attached to the Land or used or to be used by the Institution in connection with the Land or the Improvements shall be deemed presumptively to be owned by the Issuer, rather than the Institution, unless the same were utilized for purposes of construction of the Facility or were installed by the Institution and title thereto was retained by the Institution as provided in Section 6.2 of this Lease Agreement and such equip-ment and other Property were properly identified by such appropriate records as were approved by the Trustee.

Section 1.55 Depreciation Deductions and Investment Tax Credit. The parties agree that, as between them, the Institution shall be entitled to all applicable depreciation deductions with respect to any depreciable property comprising a part of the Facility pursuant to Section 167 or Section 168 of the Code and to any applicable investment credit pursuant to Section 38 of the Code with respect to any part of the Facility that constitutes "Section 38 Property."

Section 1.56 Employment Opportunities; Notice of Jobs. The Institution covenants and agrees that, in consideration of the participation of the Issuer in the transactions contemplated herein, it will, except as otherwise provided by collective bargaining contracts or agreements to which it is a party, cause any new employment opportunities created in connection with the Facility to be listed with the New York State Department of Labor, Community Services Division and with the administrative entity of the service delivery area created pursuant to the Job Training Partnership Act (PL 97-300) in which the Facility is located (collectively, the "Referral Agencies"). The Institution also agrees that it will, except as otherwise provided by collective bargaining contracts or agreements to which it is a party, first consider for such new employment opportunities persons eligible to participate in federal job training partner-ship (PL 97-300) programs who shall be referred by the Referral Agencies.

Section 1.57  Arbitrage and Tax Provisions.

     (1) The Institution hereby particularly covenants and agrees with the holders of the Bonds that no part of the proceeds which are derived from the sale of the Bonds or received with respect to the Bonds shall be used directly or indirectly to acquire any securities or obligation the acquisition of which would cause the Bonds to be "arbitrage bonds", within the meaning of Section 148 of the Code as in effect and the applicable Treasury Regulations promulgated thereunder.

     (2) The Institution hereby covenants and agrees that is shall neither take any action nor fail to take any action which, if either taken or not taken, would adversely affect the exclusion from gross income of interest on the Bonds under Section 103 of the Code and the applicable Treasury Regulations promulgated thereunder.

     (3) The Institution hereby covenants and agrees that, in order to assure compliance with the rebate requirements of Section 148 of the Code, the Insti-tution shall establish such accounting procedures as are necessary adequately to determine, account for and pay over any amounts required to be paid to the United States in a manner consistent with the requirements of Section 148 of the Code. Such covenant shall survive the defeasance of the lien securing the Bonds.

Section 1.58 Continuing Disclosure. The Institution hereby covenants and agrees that it will comply with and carry out all of the provisions of any continuing disclosure agreement that may be required in connection with the underwriting or remarketing of the Bonds, including remarketing in connection with a conversion of the Bonds to the Fixed Rate as provided in the Indenture. Notwithstanding any other provision of this Lease Agreement, failure of the Institution to comply with such continuing disclosure agreement shall not be considered an Event of Default; however, the Trustee may (and, at the request of the Underwriter or the Owners of at least 25% in aggregate principal amount of the Outstanding Bonds and upon indemnification of the Trustee for such actions as provided in the Indenture, shall), or any Bondholder or beneficial owner may, take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Institution to comply with its obligations under this Section 8.14.


                                 ARTICLE IX

                    RELEASE OF CERTAIN INTEREST IN LAND;
                        ASSIGNMENTS AND SUBLEASING;
                            PLEDGE OF INTERESTS

Section 1.59 Restriction on Sale of Facility; Release of Certain Interest in Land.

     (1) Except as otherwise specifically provided in this Article IX and in
Article X hereof, the Issuer and the Institution shall not sell, convey, transfer, encumber or otherwise dispose of the Facility or any part thereof or any of its rights under this Lease Agreement, without the prior written consent of the Institution and the Trustee.

     (2) With the prior written consent of the Trustee and the LOC Bank (which consent may not be unreasonably withheld but may be subject to such reasonable conditions as the Trustee may deem appropriate), the Institution from time to time may release from the provisions of this Lease Agreement and the leasehold estate created hereby any part of, or interest in, the Land that is not necessary, desirable or useful for the Facility. In such event, the Institution, at the Institution's sole cost and expense, shall execute and deliver, and request the Trustee to execute and deliver, any and all instruments necessary or appropriate to so release such leasehold interest in the Land and convey such interest therein, to the Institution or such other Person as the Institution may designate. As a condition to such conveyance, the Trustee shall be provided with a copy of the instrument transferring such interest in such Land, together with a certificate of an Authorized Officer of the Institution stating that there is then no Event of Default under this Lease Agreement and such interest in the Land is not necessary, desirable or useful for the Facility.

     (3) No conveyance of any interest in the Land effected under the provisions of this Section 9.1 shall entitle the Institution to any abatement or diminution of the rents payable by it under this Lease Agreement.

Section 1.60  Removal of Equipment.

     (1) The Issuer shall not be under any obligation to remove, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary item of Equipment. In any instance where the Institution determines that any item of equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Institution, with the prior written consent of the Trustee (which consent may not be unreasonably withheld but may be subject to such reasonable conditions as the Trustee may deem appropriate), may remove such items from the Facility and may sell, trade-in, exchange or otherwise dispose of the same, as a whole or in part, provided that such removal will not materially impair the operation of the Facility for the purpose for which it is intended or change the nature of the Facility so that it does not constitute a "project" under the Act.

     (2) The Issuer shall execute and deliver to the Institution all instruments instruments necessary or appropriate to enable the Institution to sell or other-wise dispose of any such item of equipment. The Institution shall pay any costs (including counsel fees) incurred in transferring title to any item of equipment removed pursuant to this Section 9.2.

     (3) The removal of any item of equipment pursuant to this Section shall not entitle the Institution to any abatement or diminution of the Lease Payments payable by it under this Lease Agreement.

Section 1.61  Assignment and Leasing.

     (1) This Lease Agreement may not be assigned, in whole or in part, and the Facility may not be leased, in whole or in part, without the prior written consent of the LOC Bank and the Issuer in each instance. Any assignment or leases shall be on the following conditions:

        (1) no assignment or leases shall relieve the Institution from primary liability for any of its obligations hereunder;

        (2) the assignee(s) or sublessee(s) shall assume the obligations of the Institution hereunder to the extent of the interest assigned or sub-leased;

        (3) the Institution shall, within ten (10) days after the delivery thereof, furnish or cause to be furnished to the Issuer, the LOC Bank and to the Trustee a true and complete copy of such assignment or leases and the instrument of assumption;

        (4) neither the validity nor the enforceability of the Bonds or any Bond Document shall be adversely affected thereby; and

        (5) the Facility shall continue to constitute a "project" as such term is defined in the Act.

     (2) If the Trustee, the LOC Bank or the Issuer shall so request, as of the purported effective date of any assignment or leases pursuant to subsection
(a) of this Section 9.3, the Institution at its cost shall furnish the Trustee, the LOC Bank or the Issuer, as appropriate, with an opinion, in form and substance satisfactory to the Trustee, the LOC Bank or the Issuer, as appropriate, (i) of Bond Counsel as to item (v) above, and (ii) of Independent Counsel as to items (i), (ii) and (iv) above.

Section 1.62 Pledge of Issuer's Interests to the Trustee. The Issuer shall pledge and assign its rights to and interest in this Lease Agreement and in all amounts payable by the Institution pursuant to Section 5.3 hereof and all other provisions of this Lease Agreement (other than Unassigned Rights and except for the monies and investments from time to time in the Rebate Fund), to the Trustee and the LOC Bank as security for the payment of the principal of, Purchase Price, Sinking Fund Installments, and premium, if any, and interest on the Bonds (including tendered or Bank Bonds not yet resold) and the Institution's obligations to the LOC Bank under the Reimbursement Agreement. The Institution hereby acknowledges and consents to such mortgage, if any, pledge and assignment by the Issuer. Notwithstanding the foregoing, all indemnities herein contained shall continue to run to the Issuer for its benefit as well as for the benefit of the Trustee and the LOC Bank.

Section 1.63  Merger of Issuer.

     (1) Nothing contained in this Lease Agreement shall prevent the consolida-tion of the Issuer with, or merger of the Issuer into, or transfer of title to the entire Facility to any other public benefit corporation or political sub-division that has the legal authority to own and sell the Facility, provided that:

        (1) upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Lease Agreement to be kept and performed by the Issuer shall be expressly assumed in writing by the public benefit corporation or political subdivision resulting from such consolida-tion or surviving such merger or to which the Facility shall be transferred; and

        (2) the status of the Facility as a "project", as such term is defined in the Act, shall not be adversely affected thereby.

     (2) Within thirty (30) days of the consummation of any such consolidation, merger or transfer of title, the Issuer shall give notice thereof in reasonable detail to the Institution, the LOC Bank and the Trustee and shall furnish to the Institution, the LOC Bank and the Trustee (i) a favorable opinion of Independent Counsel as to compliance with the provisions of Section 9.5(a)(i) hereof, and
(ii) a favorable opinion of Bond Counsel opining as to compliance with the provisions of Section 9.5(a)(ii) hereof. The Issuer promptly shall furnish such additional information with respect to any such transaction as the Institution, the LOC Bank or the Trustee may reasonably request.


                                 ARTICLE X

                       EVENTS OF DEFAULT AND REMEDIES

Section 1.64  Events of Default Defined.

     (1) The following shall be "Events of Default" under this Lease
Agreement:

        (1) the failure by the Institution to pay or cause to be paid on the date due, the amount specified to be paid pursuant to Section 5.3(a) hereof,

        (2) the failure by the Institution to observe and perform any covenant contained in Sections 8.4 and 9.3 hereof,

        (3) any representation or warranty of the Institution herein or in the Bond Purchase Agreement or the Letter of Representation shall prove to have been false or misleading in any material respect;

        (4) the failure by the Institution to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in 10.1(a)(i), (ii) or (vii)) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Institution by the Issuer, the LOC Bank or the Trustee;

        (5) the dissolution or liquidation of the Institution; the failure by the Institution to release, stay, discharge, lift or bond within thirty (30) days any execution, garnishment, judgment or attachment of such consequence as may impair its ability to carry on its operations; the failure by the Institution generally to pay its debts as they become due; an assignment by the Institution for the benefit of creditors; an Act of Bankruptcy on the part of the Institution or the commencement by the Institution (as the debtor) of a case under the Bankruptcy Code or any proceeding under any other insolvency law; or the commencement of a case under the Bankruptcy Code or any proceeding under any other insolvency law against the Institution (as the debtor) and a court having juris-diction in the premises enters a decree or order for relief against the Institution as the debtor in such case or proceeding, or such case or proceeding is consented to by the Institution or remains undismissed for forty (40) days, or the Institution consents to or admits the material allegations against it in any such case or proceeding; or a trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the Property of the Institution for the purpose of enforcing a lien against such Property or for the purpose of general administration of such Property for the benefit of creditors;

        (6) an Event of Default under the Reimbursement Agreement or the Indenture shall have occurred and be continuing;

        (7) a breach of any covenant or representation contained in Section 8.8 hereof with respect to environmental matters or in the Environmental Compliance and Indemnification Agreement; or

        (8) the invalidity, illegality or unenforceability of any of the Bond Documents.

     (2) Notwithstanding the provisions of Section 10.1(a), if by reason of force majeure any party hereto shall be unable in whole or in part to carry out its obligations under Sections 4.1 and 6.1 of this Lease Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party and to the LOC Bank and the Trustee, within a reasonable time after the occurrence of the event or cause relied upon, such obligations under this Lease Agreement of the party giving such notice (and only such obliga-tions), so far as they are affected by such force majeure, shall be suspended during continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, acts, priorities or orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, shortages of labor or materials or delays of carriers, partial or entire failure of utilities, shortage of energy or any other cause or event not reasonably within the control of the party claiming such inability and not due to its fault. The party claiming such inability shall remove the cause for the same with all reasonable promptness. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discre-tion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties.

Section 1.65  Remedies on Default.

     (1) Whenever any Event of Default shall have occurred, the Issuer, the LOC Bank or the Trustee may take, to the extent permitted by law, any one or more of the following remedial steps:

        (1) declare, by written notice to the Institution, to be immediately due and payable, whereupon the same shall become immediately due and payable: (A) all unpaid Lease Payments payable pursuant to
            Section 5.3(a) hereof in amount equal to the aggregate unpaid principal balance of all Bonds together with all interest that has accrued and will accrue thereon to the date of payment, and (B) all other payments due under this Lease Agreement; provided, however, that if an Event of Default specified in Section 10.1(a)(v) hereof shall have occurred, such Lease Payments and other payments due under this Lease Agreement shall become immediately due and payable without notice to the Institution or the taking of any other action by the Issuer, the Trustee or the LOC Bank;

        (2) apply any undisbursed monies in the Project Fund, the Renewal Fund, and any other Fund or Account under the Indenture (other than those sums attributable to Unassigned Rights and except for the monies and investments from time to time in the Rebate Fund) to the payment of the outstanding principal amount of the Bonds and premium, if any, and accrued and unpaid interest on the Bonds; or

        (3) take any other action at law or in equity that may appear necessary or desirable to collect the payments then due or thereafter to become due hereunder and to enforce the obligations, agreements or covenants of the Institution under this Lease Agreement.

     (2) Any sums payable to the Issuer as a consequence of any action taken pursuant to this Section 10.2 (other than those sums attributable to Unassigned Rights and except for monies on deposit in the Rebate Fund) shall be paid to the Trustee and applied to the payment of the Bonds.

     (3) No action taken pursuant to this Section 10.2 shall relieve the Institution from its obligation to make all payments required by Section 5.3 hereof.

     (4) The Institution shall have the right upon notice to the Issuer and the Trustee to enter the Facility with agents or representatives of the Issuer and the Trustee to remove any equipment or other personalty owned by the Institution if such equipment or personalty is not part of the Facility.

     (5) The Issuer, the LOC Bank and the Trustee shall have all of the rights, powers and remedies of a secured party under the Uniform Commercial Code of New York, including without limitation, the right to sell, lease or otherwise dispose of any or all of the Property subject to the security interests granted by the Institution to the Issuer and the Trustee pursuant to Section 5.7 of this Lease Agreement (the "Collateral"), and to take possession of the Collateral, and for that purpose Issuer or the Trustee may enter peaceably any premises on which the Collateral or any part thereof may be situated and remove the same therefrom, and the Institution will not resist or interfere with such action. The Issuer, the LOC Bank or the Trustee may require the Institution to assemble the Collateral and make it available to the Issuer at a place to be designated by the Issuer that is reasonably convenient to both parties. The Institution hereby agrees that its above-mentioned address and the place or places of location of the Collateral are places reasonably convenient to it to assemble the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Issuer, the LOC Bank or the Trustee will send the Institution reasonable notice of the time and place of any public sale or reasonable notice of the time after which any private sale or any other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to the Institution at least ten (10) Business Days before the time of the sale or disposition.

Section 1.66 Remedies Cumulative. No remedy herein conferred upon or reserved to the Issuer, the LOC Bank or the Trustee is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer, the LOC Bank or the Trustee, as appropriate, to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Lease Agreement.

Section 1.67  Agreement to Pay Attorneys' Fees and Expenses.

     (1) In the event the Institution defaults under any of the provisions of this Lease Agreement and the Issuer employs attorneys or incurs other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Institution herein contained, the Institution shall, on demand therefor, pay to the Issuer the reasonable fees of such attorneys and such other expenses so incurred.

     (2) In the event the Institution should default under any of the provisions of this Lease Agreement and the Trustee and/or the LOC Bank should employ attorneys or incur other expenses for the collection of amounts payable here-under or the enforcement of performance or observance of any obligations or agreements on the part of the Institution herein contained, the Institution shall, on demand therefor, pay to the LOC Bank and/or Trustee the reasonable fees and expenses of such attorneys and such other expenses so incurred.

Section 1.68 No Additional Waiver Implied by One Waiver. In the event any agreement contained herein should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                  ARTICLE XI

                    EARLY TERMINATION OF LEASE AGREEMENT;
                       OPTION IN FAVOR OF INSTITUTION

Section 1.69 Early Termination of Lease Agreement. The Institution shall have the option to terminate this Lease Agreement at any time that the Bonds are subject to redemption in whole under the Indenture and upon filing with the Issuer and the Trustee a certificate signed by an Authorized Representative of the Institution stating the Institution's intention to do so pursuant to this Section and the date upon which such payment shall be made (which date shall not be less than forty-five (45) nor more than ninety (90) days from the date such certificate is filed), and upon compliance with the requirements set forth in
Section 11.2 hereof.

Section 1.70 Conditions to Early Termination of Lease Agreement. In the event the Institution exercises its option to terminate this Lease Agreement in accordance with the provisions of Section 11.1 hereof, the Institution shall make the following payments:

     (1) To the Trustee for the account of the Issuer: an amount certified by the Trustee that when added to the total amount on deposit with the Trustee for the account of the Issuer and the Institution and available for such purpose will be sufficient to pay the principal of Purchase Price, Sinking Fund Install-ments, premium, if any, and interest on the Bonds.

     (2) To the Issuer: an amount certified by the Issuer sufficient to pay all unpaid fees and expenses of the Issuer incurred under the Bond Documents.

     (3) To the LOC Bank: an amount certified by the LOC Bank sufficient to pay all obligations due and owing under the Reimbursement Agreement and the Letter of Credit.

     (4) To the appropriate Person: an amount sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under the Bond Documents.

Section 1.71 Obligation to Accept Facility. Upon termination or expiration of the Lease Term, in accordance with Sections 5.2 or 11.1 hereof, the Issuer shall surrender its fee simple interest in the Facility to the Institution and the Institution shall accept the surrender of the Issuer's fee simple interest in the Facility from the Issuer for the purchase price of One Dollar ($1.00) and all certificates required by Section 11.2. The Institution shall accept the surrender of the Issuer's fee simple interest in the Facility by giving written notice to the Issuer and to the Trustee (which may be contained in the certifi-cate referred to in Section 11.1 hereof) (i) declaring the Institution's election to prepay all rent under Section 5.3 hereof and to redeem all Outstanding Bonds, and (ii) fixing the date of closing for such prepayment of rent and redemption of the Bonds, which shall be the date on which this Lease Agreement is to be terminated.

Section 1.72 Termination of Lease. At the closing of any surrender of the Issuer's fee simple interest in the Facility pursuant to Section 11.3 hereof, the Issuer shall, upon receipt of One Dollar ($1.00), deliver and request the Trustee to deliver to the Institution all necessary documents (i) to terminate this Lease and surrender the Issuer's fee simple interest in the Facility to the Institution, subject only to the following: (A) any Liens to which title to such Facility was subject when leased to the Issuer, (B) any Liens created at the request of the Institution, or the creation of which the Institution consented or in the creation of which the Institution acquiesced, (C) any Permitted Encumbrances (other than the lien of the Indenture), and (D) any Liens resulting from the failure of the Institution to perform or observe any of the agreements on its part contained in this Lease Agreement or arising out of an Event of Default hereunder, (ii) to release and convey to the Institution all of the Issuer's rights and interest in and to any rights of action or any Net Proceeds of insurance or Condemnation awards with respect to the Facility (but not including any Unassigned Rights), and (iii) to discharge and release any security interest held by the Trustee or the Owners of the Bonds.

Section 1.73 Amounts Remaining on Deposit with the Trustee upon Payment of Bonds. After payment in full of the principal of, Purchase Price, Sinking Fund Installments, premium, if any, and interest on the Bonds, the payment in full to the LOC Bank of all amounts due and owing under the Reimbursement Agreement and the payment of all amounts owed to the Issuer, and fees, charges, expenses and other amounts required to be paid under the Bond Documents, all amounts on deposit with the Trustee for the account of the Issuer and the Institution under the Bond Documents (except for amounts attributable to Unassigned Rights or amounts on deposit in the Purchase Fund or the Rebate Fund) shall belong to and be paid to the Institution upon its written request by the Trustee as an over-payment of rent, and neither the Trustee nor the Owners of the Bond shall have any rights hereunder, except those that shall have theretofore vested.


                                 ARTICLE XII

                                MISCELLANEOUS

Section 1.74 Notices. All notices, certificates and other communications hereunder shall be in writing and shall be either delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed as follows or to such other address as any party may specify in writing to the other:

To the Issuer:

County of Putnam Industrial Development Agency
34 Gleneida Avenue
Carmel, New York 10512
Telephone Number: (845) 225-2300
Facsimile Number:  (845) 225-0311


With a copy to the Issuer's counsel:

Joseph P. Carlucci, Esq.
Cuddy & Feder & Worby LLP
90 Maple Avenue
White Plains, New York 10601
Telephone Number: (914) 761-1300
Facsimile Number:  (914) 761-6405

Carl Lodes, Esq.
48 Gleneida Avenue
Carmel, NY 10512
Phone:     (845) 225-5065
Fax:     (845) 225-0539


To the Institution:

Mark Primavera                   -AND-        Cathy Taylor
President                                     Triple S Plastics, Inc.
Dynacept Corporation                          Suite 200
2 International Boulevard                     7950 Moorsbridge Rd.
Southeast, New York  10509-2344               Portage, MI  49024
Telephone (845) 278-8500                      (616)327-2225
Facsimile  (845) 278-8501                     (616)327-2621


With a copy to the Institution's counsel:

Carl Oosterhouse, Esq.
Varnum, Riddering, Schmidt & Howlett, LLP
Bridgewater Place
P.O. Box 352
Grand Rapids, Michigan 49501-0352
Telephone Number: (616) 336-6709
Facsimile Number:  (616) 336-7000


To the Trustee:

Corporate Trust Officer
Michigan National Bank
Attn: Corporate Trust (02-02)
P.O. Box 1707
Grand Rapids, Michigan 49501-1707


To the LOC Bank:

National City Bank of Michigan/Illinois
Mail Code K-B01-21
108 East Michigan Avenue
Kalamazoo, Michigan 49007
Attn: Commercial Loan Services Department

A duplicate copy of each notice, certificate and other written communication given hereunder by either the Issuer or the Institution to the other shall also be given to the Trustee and the LOC Bank and a duplicate copy of each notice, certificate and any other written communication given hereunder by the Trustee, the LOC Bank or the Issuer to the others shall also be given to the Institution, at the addresses herein set forth or provided for. Such notice shall be deemed to have been given upon receipt or upon refusal of the party being notified to accept delivery of such notice.

Section 1.75 Binding Effect. This Lease Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

Section 1.76 Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 1.77 Amendments, Changes and Modifications. This Lease Agreement may not be amended, changed, modified, altered or terminated except in a writing executed by the parties hereto and without the concurring written consent of the Trustee.

Section 1.78 Execution of Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Only possession of the counterpart marked "Secured Party's Original" shall be effective to perfect the rights of any holder of this Lease Agreement as counterparts shall be marked "Duplicate" and no security interest therein can be created except by possession of the "Secured Party's Original" counterpart.

Section 1.79 Applicable Law. This Lease Agreement shall be governed exclusively by the applicable laws of the State of New York without regard or reference to its conflict of laws principles.

Section 1.80  Further Assurances.

     (1) [Reserved.]

     (2) The Issuer and the Institution shall execute and deliver all instruments and shall furnish all information necessary or appropriate to perfect or protect any security interest created or contemplated by this Lease Agreement and the Indenture.

Section 1.81 Survival of Obligations. This Lease Agreement shall survive the purchase and sale of the Bonds and the performance of the obligations of the Institution to make payments required by Section 5.3 and all indemnities shall survive the foregoing and any termination or expiration of this Lease Agreement and the payment of the Bonds.

Section 1.82 Table of Contents and Section Headings Not Controlling. The Table of Contents and the headings of the several Sections in this Lease Agreement have been prepared for convenience of reference only and shall not control or affect the meaning of or be taken as an interpretation of any provision of this Lease Agreement.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer and the Institution have caused this Lease Agreement to be executed in their respective names by their duly authorized officers, all as of December 1, 2000.

                                    COUNTY OF PUTNAM INDUSTRIAL
                                    DEVELOPMENT AGENCY


                                    By:    _/s/_Joseph_F._Girven____
                                    Name:  Joseph F. Girven
                                    Title: Chairman


                                    DYNACEPT CORPORATION


                                    By:    _/s/_Mark_Primavera_____
                                    Name:  Mark Primavera
                                    Title: President




STATE OF NEW YORK     )
                      ss:
COUNTY OF NEW YORK    )


On this 28th day of December, 2000, before me personally came JOSEPH F. GIRVEN, to me known, who, being by me duly sworn, did depose and say that he resides in the Town of Mahopac, New York, that he is the Chairman of the COUNTY OF PUTNAM INDUSTRIAL DEVELOPMENT AGENCY, the public benefit corporation of the State of New York described in and which executed the within Lease Agreement; and that he signed his name thereto by order of the members of said public benefit corporation.


                                       _/s/_Marie_Byrne_________________
                                       Notary Public, State of New York
                                       No. 01BY6000279
                                       Qualified in Orange County
                                       Commission Expires December 15, 2001

STATE OF NEW YORK     )
                    ss:
COUNTY OF NEW YORK    )


On this 28th day of December, 2000, before me personally came Mark Primavera, President of DYNACEPT CORPORATION, personaly known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledge to me that he executed the same in his capacity and that, by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                       _/s/_Marie_Byrne______
                                       Notary Public, State of New York
                                       No. 01BY6000279
                                       Qualified in Orange County
                                       Commission Expires December 15, 2001

                                 EXHIBIT A

                   LEGAL DESCRIPTION OF REAL PROPERTY

All that certain plot, piece or parcel of land situate, lying and being in the Town of Southeast, County of Putnam and State of New York being Lot No. 9 as shown on a filed map entitled "Amended Subdivision Plat III - Terravest International Corporate Park" filed in the Putnam County Clerk's Office
June 26, l984 as filed map no. 1606C and being more particularly described as follows:

Beginning at a point on the westerly side of New York State Route No. 312 where the same is intersected by the southerly line of Lot No. 8 as shown on the aforementioned filed map no. 1606C and the northerly line of the parcel herein described; thence from said point of beginning along the westerly side of New York State Route No. 312 S 41-27-10 W 350.59, N 48-32-50 W 3.30, S 68-55-14
W 123.72 and S 41-50-04 W 75.00 to a point on the northerly side of International Boulevard; thence along the northerly side of International Boulevard on a curve to the left having a radius of 375.00, a central angle of 15-37-00 and a length of 102.21 to a point; thence continuing along the northerly side of International Boulevard N 63-46-56 W 173.40 to the south-easterly corner of Lot No. 1 as shown on a filed map entitled "Subdivision Plat III - Terravest International Corporate Park" filed in the Putnam County Clerk's Office March 23, l979 as filed map no. 1606B; thence along the easterly line of Lot Nos. 1 and 10, respectively, as shown on said filed map no. 1606B N 26-13-04 E 300.00 and N 33-02-02 E 215.00 to a point on the southerly line of Milan Drive; thence along the southerly line of Milan Drive on a non-tangent curve to the left (Radial Bearing N 12-24-39 E) having a radius of 215.00, a central angle of 36-48-25 and a length of 138.12 to the southwesterly corner of Lot
No. 8 as shown on the aforementioned filed map no. 1606C; thence along the southerly line of Lot No. 8 S 24-23-46 E 21.10 and S 48-39-01 E 328.46 to the point and place of beginning. Containing within said bounds 4.854 acres more or less.

                                  EXHIBIT B

To the extent it may legally do so, the Institution shall absolutely and unconditionally agree to indemnify and hold harmless the Issuer and each person, if any, who controls the Issuer and each of its respective officers, members, partners and employees (collectively, the "Indemnified Parties") against any and all losses, claims, damages and liabilities arising out of (a) any untrue statement of a material fact contained in the Offering Circular, as the same has been supplemented or amended, except under the captions "INTRODUCTORY STATEMENT" (insofar as the statements contained thereunder relate to the Issuer), and "THE ISSUER," (b) the omission from the Offering Circular of a material fact
(i) relating to the Institution, or (ii) known to the Institution, which material fact is necessary to make the statements relating to the Institution in the Offering Circular, in light of the circumstances under which they were made, not misleading, (c) any litigation commenced or threatened arising from a claim based upon such untrue statement or omission; provided, however, that the Institution shall not be required to provide indemnification with respect to settlement of any such claim unless such Institution has consented to such settlement, or (d) any breach by the Institution of the representations and warranties contained in the Lease Agreement.

In case any claims shall be made or action brought against any Indemnified
Party based upon the Offering Circular or otherwise as aforesaid, in respect of which indemnity may be sought against the Institution, such Indemnified Party shall promptly notify the Institution, in writing, setting forth the particulars of such claim or action, and the Institution shall assume the defense thereof including the employment of counsel (who shall be reasonably satisfactory to the Indemnified Party). Any Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but such the Institution shall not be required to pay the fees and expenses of such separate counsel unless the counsel is employed with the written approval and consent of the Institution; provided however, if single counsel, who is representing an Indemnified Party and the Institution hereunder, shall have concluded in good faith that a conflict of interest exists between or among any one or more of such parties and the Institution, such parties shall have the right to retain separate counsel and to participate in the defense of any such action on its own behalf, and all costs and expenses incurred by each such party shall be borne by the Institution; and further provided, if such single counsel shall have concluded in good faith that a conflict of interest exists between or among any two or more of the Indemnified Parties, each such party, with respect to which such a conflict exists, shall have the right to retain separate counsel and to participate in the defense of any such action on its own behalf, and all costs and expenses incurred by each such party shall be borne by the Institution; provided that any such parties who do not have a conflict with each other shall be represented by the same counsel. If separate counsel are employed as described above, the Institution and any such party shall agree to cooperate as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding, including, but not limited to, making available to each other, and their counsel and accountants, all books and records relating to such action, suit or proceeding, but if any such counsel reasonably determines that the rendering of such assistance will adversely affect the defense of its client, such counsel shall not be required to comply with the terms of this sentence. Notwithstanding the foregoing, each counsel selected by any Indemnified Party due to the existence of a conflict of interest as provided above shall be permitted to participate in the defense of such action provided that counsel selected by the Institution shall be lead counsel ("Lead Counsel") with respect to such defense and shall (except to the extent of a conflict of interest) control such defense. It is the intent of the Indemnified Parties and the Institution that any separate counsel representing any Indemnified Party use its reasonable efforts to avoid duplica-tion of legal work undertaken by Lead Counsel to reduce fees and costs which may be due hereunder. The Indemnified Parties shall approve the terms of any settle-ment which affects the Indemnified Parties except that the Institution shall have the sole right to approve the amount of any financial settlement, except that such approvals shall not be unreasonably withheld. The Institution agrees that it shall not (i) settle any claims wherein the settlement of such claims would contain an admission of fault, guilt or wrongdoing on the part of any Indemnified Party, without the prior written consent of such Indemnified Party or (ii) except in the case of a settlement, refrain from the appeal of any decision which is adverse to any Indemnified Party without the consent of such Indemnified Party, except that such consent shall not be unreasonably withheld.

If the indemnification provided for herein, or in the Lease Agreement, is unavailable or insufficient to hold harmless the Indemnified Party under the second preceding paragraph, then the Institution shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the second preceding paragraph (i) in such proportion as is appropriate to reflect the relative benefits received by the Institution on the one hand, and the Issuer on the other, from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Institution on the one hand, and the Issuer on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Institution on the one hand and the Issuer, on the other shall be deemed to be in the same proportion as the total gross proceeds from the offering, and the benefit deemed received by the Institution bear to the total benefit deemed received by the Issuer. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Institution or the Issuer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this paragraph. Notwithstanding the provisions of this paragraph, the Issuer shall not be required to contribute any amount in excess of $45,000. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party under this paragraph, notify such party from whom con-tribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this paragraph. Nothing in this paragraph shall create an implication that the Institution's liability provided for in this paragraph shall be any greater than that provided for in the second preceding paragraph, assuming the provisions described in such paragraph were held to be enforceable.

                  COUNTY OF PUTNAM INDUSTRIAL DEVELOPMENT AGENCY

                            (PUTNAM COUNTY, NEW YORK)

                                      and

                              DYNACEPT CORPORATION

                         ______________________________

                                LEASE AGREEMENT
                         ______________________________


                          Dated as of December 1, 2000

                                  $4,500,000
               County of Putnam Industrial Development Agency
               Variable Rate Demand Revenue Bonds, Series 2000
                       (Dynacept Corporation Project)



                                   Duplicate
                      No Security Interest Can Be Created
                       Herein Except By Possession Of The
                          Original Counterpart Hereof.

                              TABLE OF CONTENTS
                                                                       Page
                                                                     --------
ARTICLE I     DEFINITIONS                                                 3
Section 1.1      Definitions                                              3
Section 1.2      Indenture to Control                                     3

ARTICLE II    REPRESENTATIONS AND COVENANTS                               3
Section 2.1      Representations and Covenants of Issuer                  3
Section 2.2      Representations and Covenants of Institution             4
Section 2.3      Covenant with Owners                                     5
Section 2.4      Covenant with Trustee, Bondholders and LOC Bank          5
Section 2.5      Special Covenants of the Institution                     5
Section 2.6      Relationship of LOC Bank and Institution                 6

ARTICLE III     FACILITY SITE AND ADDITIONAL PAYMENTS                     6
Section 3.1      Lease of the Facility                                    6
Section 3.2      Title Insurance                                          7
Section 3.3      Subordination of Lease Agreement                         7
Section 3.4      Issuer's Fee and Expenses; Pledge of Lease
                   Agreement and Rent                                     7
Section 3.5      Nonrecourse to Institution Affiliates                    9
Section 3.6      Additional Obligations; Additional Amounts
                   Payable by Institution                                 9

ARTICLE IV     CONSTRUCTION, IMPROVEMENT AND INSTALLATION OF
               FACILITY; ISSUANCE OF THE BONDS                           10
Section 4.1      Construction, Improvement and Installation
                   of Facility                                           10
Section 4.2      Issuance of the Bonds; Disbursement of Bond Proceeds    11
Section 4.3      Application of Bond Proceeds                            11
Section 4.4      Certificates of Completion                              12
Section 4.5      Completion by Institution                               12
Section 4.6      Reserved                                                12
Section 4.7      Remedies to be Pursued Against Contractors,
                   Subcontractors, Materialmen and their Sureties        12

ARTICLE V     DEMISING CLAUSES AND RENTAL PROVISIONS                     13
Section 5.1      Demise of Facility                                      13
Section 5.2      Duration of Lease Term; Quiet Enjoyment                 13
Section 5.3      Lease Payments and Other Amounts Payable                13
Section 5.4      Obligations of Institution Hereunder Unconditional      15
Section 5.5      Payment of Additional Monies in Prepayment of Bonds     15
Section 5.6      Rights and Obligations of the Institution upon
                   Prepayment of Bonds                                   16
Section 5.7      Security Interest                                       16
Section 5.8      Financing Statements                                    16
Section 5.9      [Reserved]                                              16
Section 5.10     [Reserved]                                              17
Section 5.11     Substitute Letter of Credit                             17

ARTICLE VI    MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE            17
Section 6.1      Maintenance and Modifications of Facility
                   by Institution                                        17
Section 6.2      Installation of Additional Equipment                    17
Section 6.3      Taxes, Assessments and Utility Charges                  18
Section 6.4      Insurance Required                                      18
Section 6.5      Additional Provisions Respecting Insurance              20
Section 6.6      Application of Net Proceeds of Insurance                21
Section 6.7      Right of Issuer or Trustee to Pay Taxes,
                   Insurance Premiums and Other Charges                  21

ARTICLE VII   DAMAGE, DESTRUCTION AND CONDEMNATION                       22
Section 7.1      Damage or Destruction of the Facility                   22
Section 7.2      Condemnation                                            24
Section 7.3      Condemnation of Institution-Owned Property              25
Section 7.4      Recovery Against Contractor, Etc.                       25
Section 7.5      Waiver of Real Property Law Section 227                 26

ARTICLE VIII  SPECIAL COVENANTS                                          26
Section 8.1      No Warranty of Condition or Suitability by Issuer       26
Section 8.2      Hold Harmless Provisions                                27
Section 8.3      Right to Inspect Facility                               27
Section 8.4      Institution to Maintain its Existence; Other Covenants  28
Section 8.5      Qualification in State, Notice and Service of Process   28
Section 8.6      Agreement to File Annual Statements and Provide
                   Information                                           28
Section 8.7      Books of Record and Account; Financial Statements       29
Section 8.8      Compliance with Orders, Ordinances, Etc.                29
Section 8.9      Discharge of Liens and Encumbrances                     31
Section 8.10     Identification of Equipment                             32
Section 8.11     Depreciation Deductions and Investment Tax Credit       32
Section 8.12     Employment Opportunities; Notice of Jobs                32
Section 8.13     Arbitrage and Tax Provisions                            32
Section 8.14     Continuing Disclosure                                   33

ARTICLE IX    RELEASE OF CERTAIN INTEREST IN LAND; ASSIGNMENTS
              AND SUBLEASING; PLEDGE OF INTERESTS                        33
Section 9.1      Restriction on Sale of Facility; Release of
                   Certain Interest in Land                              33
Section 9.2      Removal of Equipment                                    34
Section 9.3      Assignment and Leasing                                  34
Section 9.4      Pledge of Issuer's Interests to the Trustee             35
Section 9.5      Merger of Issuer                                        35

ARTICLE X     EVENTS OF DEFAULT AND REMEDIES                             36
Section 10.1     Events of Default Defined                               36
Section 10.2     Remedies on Default                                     38
Section 10.3     Remedies Cumulative                                     39
Section 10.4     Agreement to Pay Attorneys' Fees and Expenses           39
Section 10.5     No Additional Waiver Implied by One Waiver              40

ARTICLE XI    EARLY TERMINATION OF LEASE AGREEMENT; OPTION IN
              FAVOR OF INSTITUTION                                       40
Section 11.1     Early Termination of Lease Agreement                    40
Section 11.2     Conditions to Early Termination of Lease Agreement      40
Section 11.3     Obligation to Accept Facility                           40
Section 11.4     Termination of Lease                                    41
Section 11.5     Amounts Remaining on Deposit with the Trustee
                   upon Payment of Bonds                                 41

ARTICLE XII   MISCELLANEOUS                                              41
Section 12.1     Notices                                                 41
Section 12.2     Binding Effect                                          43
Section 12.3     Severability                                            43
Section 12.4     Amendments, Changes and Modifications                   43
Section 12.5     Execution of Counterparts                               43
Section 12.6     Applicable Law                                          44
Section 12.7     Further Assurances                                      44
Section 12.8     Survival of Obligations                                 44
Section 12.9     Table of Contents and Section Headings
                   Not Controlling                                       44


EXHIBITS

Exhibit A     Description of Land
Exhibit B     [Reserved]